UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Structure Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STRUCTURE THERAPEUTICS INC.
601 Gateway Blvd., Suite 900
South San Francisco, California 94080
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On June 23, 2025
Dear Shareholder:
You are cordially invited to attend the 2025 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Structure Therapeutics Inc., an exempted company incorporated in the Cayman Islands (sometimes referred to as the “Company”). The meeting will be held on Monday, June 23, 2025 at 12:00 p.m. Pacific Time. The Annual General Meeting will be a virtual meeting of shareholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual General Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/GPCR2025. The meeting will be held for the following purposes:
1.   To elect the Board’s two nominees for Class II director named in this Proxy Statement to hold office until the 2028 Annual General Meeting of Shareholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.
2.   To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.   To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.
4.   To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s Named Executive Officers.
5.   To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying these proxy materials.
The Annual General Meeting will be held virtually through a live webcast. Shareholders of record at 5:00 p.m. Eastern Time on April 17, 2025 (the “Record Date”) and their proxy holders will be able to attend the Annual General Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/GPCR2025 and entering the 16-digit control number included in their proxy card, voting instruction form, or instructions received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 11:45 a.m. Pacific Time, on Monday, June 23, 2025.
Only shareholders of record at the Record Date and their proxy holders may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Raymond Stevens

Raymond Stevens, Ph.D.
Chief Executive Officer
San Francisco, California
April 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be
Held on Monday, June 23, 2025 at 12:00 p.m. Pacific Time at
www.virtualshareholdermeeting.com/GPCR2025.
The proxy statement and annual report to shareholders are available at www.proxyvote.com and
www.structuretx.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or by mail, by completing and returning the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.
YOUR VOTE IS IMPORTANT.   Please read the Proxy Statement and the accompanying materials. No matter how many of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), or American Depositary Shares, each representing three Ordinary Shares (“ADSs”), you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described below.
Ordinary Shareholders.   Registered shareholders whose names appear on the Company’s Register of Members as of the Record Date have the right to vote at the Annual General Meeting by voting online, or before the Annual General Meeting by voting online, by telephone, or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual General Meeting and vote even if you have already voted by proxy.
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To vote online during the Annual General Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/GPCR2025. You will be asked to provide the company number and control number from the proxy card.

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To vote online before the Annual General Meeting, go to www.proxyvote.com. You will be asked to provide the company number and control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 19, 2025 to be counted.

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To vote by telephone before the Annual General Meeting, dial toll-free +1 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 19, 2025 to be counted.

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To vote using the proxy card before the Annual General Meeting, follow the instructions provided with the proxy card. If you return your signed proxy card to us by 12:00 p.m. Eastern Time on June 20, 2025, we will vote your shares as you direct.

ADS Holders.   As an ADS holder, you will not be entitled to vote online via live webcast during the Annual General Meeting. You may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the Record Date, you have the right to instruct the Depositary (if you held your ADSs directly) or the right to instruct your broker, bank, or other nominee (if you held your ADSs through such intermediary) how to vote. So long as the Depositary receives your voting instructions on or prior to 11:59 p.m. Eastern Time on June 16, 2025, it will, to the extent practicable and subject to Cayman Islands law and the terms of the deposit agreement, vote the underlying Ordinary Shares represented by your ADSs as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the underlying Ordinary Shares represented by your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.
As an ADS holder, you may also exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs for withdrawal of the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. Upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at its designated transfer office or (b) proper instructions and documentation in the case of a Direct Registration ADR (as defined in the deposit agreement), the holder of the ADR is entitled to delivery at or, to the extent in dematerialized form, from, the Depositary’s custodian’s office of the Ordinary Shares at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder of the ADR, the Depositary may deliver the Ordinary Shares at such other place as may have been requested by the holder of the ADR. The withdrawal of Ordinary Shares may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933, or provisions in the deposit agreement or such ADR. The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and your written order directing the Depositary to cause the Ordinary Shares represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to surrender the ADR for withdrawal of Ordinary Shares. Please be aware that there is no guarantee of timely delivery of registration of the Ordinary Shares underlying your ADSs prior to the Record Date, and it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

STRUCTURE THERAPEUTICS INC.
601 Gateway Blvd., Suite 900
South San Francisco, California 94080
PROXY STATEMENT
FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2025
MEETING AGENDA
Proposals	Voting Standard	Board Recommendation
Elect the two nominees for Class II director named in this Proxy Statement.	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR the nominees
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR
Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR
Indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s Named Executive Officers.	Majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy. In the event that no frequency receives a majority of the votes, we will consider the frequency that receives the most votes to be the frequency preferred by our shareholders.	1 YEAR

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Structure Therapeutics Inc. (sometimes referred to as the “Company”) is soliciting your proxy to vote at the 2025 annual general meeting of shareholders (the “Annual General Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to first mail these proxy materials on or about April 24, 2025 to all holders of ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and American Depositary Shares, each representing three Ordinary Shares (“ADSs”) of record entitled to vote at the Annual General Meeting.
How do I attend the Annual General Meeting?
This year’s Annual General Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual General Meeting by following the instructions provided on the proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/GPCR2025. If you are a holder of Ordinary Shares or ADSs of record as of the close of business on April 17, 2025 (the “Record Date”), you will be asked to provide the 16-digit control number from your proxy card. If you are a beneficial owner of ADSs registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual General Meeting will begin promptly at 12:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Annual General Meeting if you were a holder of Ordinary Shares or ADSs as of the Record Date, or hold a valid proxy for the meeting. To be admitted to the Annual General Meeting, you will need to visit www.virtualshareholdermeeting.com/GPCR2025 and enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial owner of ADSs, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Holders of ADSs will not be entitled to vote the Ordinary Shares underlying their ADSs at the Annual General Meeting. See “How do I vote?” below for more information as to how holders of ADSs can vote at the Annual General Meeting.
Whether or not you participate in the Annual General Meeting, it is important that you vote your Ordinary Shares, including those underlying your ADSs.
What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered holder of Ordinary Shares or ADSs, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/GPCR2025 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner of ADSs (that is, you hold your ADSs in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual General Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual General Meeting, how do we ask questions of management and the Board?
We plan to spend up to 15 minutes answering appropriate shareholder questions at the conclusion of the Annual General Meeting and will include as many shareholder questions that comply with the rules of conduct for the Annual General Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual General Meeting will not be responded to. Questions may be submitted during the Annual General Meeting through www.virtualshareholdermeeting.com/GPCR2025.
Who can vote at the Annual General Meeting?
Ordinary Shareholders
Holders of record of Ordinary Shares on the Record Date will be eligible to vote at the Annual General Meeting. In deciding all matters at the Annual General Meeting, each shareholder will be entitled to one vote for each of our Ordinary Shares held by them on the Record Date. We do not have cumulative voting rights for the election of directors.
ADS Holders
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Registered Holders.   If you are a registered holder of the ADSs on the books of J.P. Morgan Chase Bank, N.A. (the “Depositary”) on the Record Date, you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the proposals set forth in this Proxy Statement. The Depositary will provide you with a voting instruction card if you hold ADSs in your own name on the Depositary’s share register. Registered holders of ADSs must complete, sign, and return their voting instruction form to be actually received by the Depositary on or prior to 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 16, 2025. You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

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Beneficial Holders.   If you hold your ADSs through a bank, broker, custodian or other nominee/agent on the Record Date, you are considered the beneficial owner of those ADSs held in “street name,” and it is anticipated that such bank, broker, custodian or nominee/agent will forward this Proxy Statement along with your voting instruction forms to you. If you are a beneficial holder of our ADSs, you should follow the instructions that your broker, bank, or other nominee provides to vote the Ordinary Shares underlying your ADSs.

What am I voting on?
There are four matters scheduled for a vote:
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To elect the Board’s two nominees for Class II director named in this Proxy Statement to hold office until the 2028 Annual General Meeting of Shareholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

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To ratify the appointment by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);

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To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement (Proposal 3); and

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To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 4).

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
Ordinary Shareholders.   Registered shareholders whose names appear on the Company’s Register of Members as of the Record Date have the right to vote at the Annual General Meeting by voting online, or before the Annual General Meeting by voting online, by telephone, or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual General Meeting and vote even if you have already voted by proxy.
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To vote online during the Annual General Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/GPCR2025. You will be asked to provide the company number and control number from the proxy card.

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To vote online before the Annual General Meeting, go to www.proxyvote.com. You will be asked to provide the company number and control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 19, 2025 to be counted.

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To vote by telephone before the Annual General Meeting, dial toll-free +1 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 19, 2025 to be counted.

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To vote using the proxy card before the Annual General Meeting, follow the instructions provided with the proxy card. If you return your signed proxy card to us by 12:00 p.m. Eastern Time on June 20, 2025, we will vote your shares as you direct.

ADS Holders.   As an ADS holder, you will not be entitled to vote online via live webcast during the Annual General Meeting. You may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the Record Date, you have the right to instruct the Depositary (if you held your ADSs directly) or the right to instruct your broker, bank, or other nominee (if you held your ADSs through such intermediary) how to vote. So long as the Depositary receives your voting instructions on or prior to 11:59 p.m. Eastern Time on June 16, 2025, it will, to the extent practicable and subject to Cayman Islands law and the terms of the deposit agreement, vote the underlying Ordinary Shares represented by your ADSs as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the underlying Ordinary Shares represented by your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.
As an ADS holder, you may also exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs for withdrawal of the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. Upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at its designated transfer office or (b) proper instructions and documentation in the case of a Direct Registration ADR (as defined in the deposit agreement), the holder of the ADR is entitled to delivery at or, to the extent in dematerialized form, from, the Depositary’s custodian’s office of the Ordinary Shares at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder of the ADR, the Depositary may deliver the Ordinary Shares at such other place as may have been requested by the holder of the ADR. The withdrawal of Ordinary Shares may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933, or provisions in the deposit agreement or such ADR. The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and your written order directing the Depositary to cause the Ordinary Shares represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to surrender the ADR for withdrawal of Ordinary Shares. Please be aware that there is no guarantee of timely delivery of registration of the Ordinary Shares underlying your ADSs prior to the Record Date, and it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

      If you are a holder of Ordinary Shares, internet proxy voting will be provided to allow you to vote your ordinary shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, each Ordinary Share that you own as of the Record Date entitles you to one vote. Each ADS that you own as of the Record Date represents three Ordinary Shares.
If I am a holder of Ordinary Shares of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a holder of Ordinary Shares of record and do not vote by completing your proxy card, by telephone, or online, your Ordinary Shares will not be voted.
Abstentions will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your Ordinary Shares will be voted in accordance with the recommendations of the Board set forth above.
If I am a record holder or beneficial holder of ADSs and I do not provide the Depositary or my broker, bank or other nominee, as applicable, with voting instructions, what happens?
To the extent that the Depositary does not receive instructions on a particular Proposal from a holder of ADSs (including, without limitation, any broker, bank, or other nominee, as applicable, acting on behalf of a beneficial holder of ADSs) in a timely manner, such holder shall be deemed, and the Depositary is instructed to deem such holder, to have instructed the Depositary to give a discretionary proxy for such Proposal(s) to a person designated by us to vote the Ordinary Shares represented by the ADSs for which actual instructions were not so given by such holder on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless we inform the Depositary in writing (and we agree to provide the Depositary with such instruction promptly in writing) that (a) we wish for such proxy to be given with respect to such Proposal(s), (b) there is no substantial opposition existing with respect to such Proposal(s) and (c) such Proposal(s), if approved, would not materially or adversely affect the rights of holders of our Ordinary Shares and ADSs.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your Ordinary Shares or ADSs may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in the proxy materials to ensure that all of your Ordinary Shares or ADSs are voted.

Can I change my vote after submitting my proxy?
Ordinary Shareholders:   If you are the record holder of your Ordinary Shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080, Attention: Secretary.

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You may attend the Annual General Meeting and vote electronically. Simply attending the Annual General Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
ADS Holders:   If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote your ADSs.
What vote is required for adoption or approval of each proposal and how will votes be counted?
Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Elect the two nominees for Class II director named in this Proxy Statement.	FOR votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable*	FOR the nominees
2	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable*	FOR
3	Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.	FOR votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable*	FOR

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
4	Indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s Named Executive Officers.	The frequency receiving the votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy. In the event that no frequency receives a majority of the votes, we will consider the frequency that receives the most votes to be the frequency preferred by our shareholders.	1 YEAR 2 YEARS 3 YEARS ABSTAIN	No Effect	Not Applicable*	1 YEAR

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Please see above under “If I am a record holder or beneficial holder of ADSs and I do not provide the Depositary or my broker, bank or other nominee, as applicable, with voting instructions, what happens?”

Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and American Election Services LLC will act as inspectors of election in association with Broadridge Financial Solutions, Inc.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. Pursuant to our memorandum and articles of association, the quorum required for a general meeting of shareholders consists of one or more shareholders holding (or representing by proxy) not less than an aggregate of one-third of all of our voting share capital in issue and entitled to vote. On the Record Date, there were 172,610,249 Ordinary Shares issued and outstanding and entitled to vote. Thus, the holders of 57,536,750 Ordinary Shares must be present virtually or represented by proxy at the Annual General Meeting to have a quorum. Your Ordinary Shares will be counted towards the quorum only if you submit a valid proxy or if you attend electronically at the Annual General Meeting.
Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the Ordinary Shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual General Meeting?
Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The Proxy Statement, Form 10-K and annual report to shareholders are available at www.structuretx.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by terms such as “believe,” “continue,” “could,” “determine,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements related to the Company’s plans and expectations regarding executive compensation; and the potential market opportunity of the Company’s product candidates and competitive landscape. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect Company’s business, particularly those mentioned in the risk factors and cautionary statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in its periodic reports on Form 10-Q and current reports on Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors
Our Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class II director has a term that expires at the Annual General Meeting, each Class III director has a term that expires at the Company’s 2026 annual general meeting of shareholders and each Class I director has a term that expires at the Company’s 2027 annual general meeting of shareholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.
There are currently seven members of the Board. There are two Class II directors whose term of office expires at the Annual General Meeting — Eric Dobmeier and Joanne Waldstreicher, M.D. Mr. Dobmeier and Dr. Waldstreicher are currently directors of the Company and were previously appointed to the Board prior to our initial public offering (“IPO”) and were both recommended for nomination to the Board at the Annual General Meeting by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Dr. Waldstreicher was approved by our Board and elected by holders of a majority of our Series A+ convertible preferred shares that were in existence prior to our IPO.
If a nominee becomes unavailable for election as a result of an unexpected occurrence, Ordinary Shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee as designated by the Board, or alternatively, the Board may leave a vacancy or the Board or reduce the size of the Board. The nominees for election have agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
The Nominating Committee seeks to identify, evaluate and recommend and communicate with candidates qualified to become directors or director nominees consistent with criteria approved by the Board, including potential conflicts of interest, director independence and other requirements. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should serve or continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
The biographies of our nominees for election to the Board as Class II directors, and all other directors whose term will continue after the Annual General Meeting, are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director.
Class II Director Nominees for Election at the Annual General Meeting
Eric Dobmeier, 56, has served as a member of our Board since December 2022. From April 2019 to August 2023, Mr. Dobmeier served as President, Chief Executive Officer and a member of the board of directors of Chinook Therapeutics, Inc. (NASDAQ: KDNY), a publicly traded biotechnology company focused on kidney diseases, prior to its acquisition by Novartis in August 2023. Prior to joining Chinook, Mr. Dobmeier served as President and Chief Executive Officer of Silverback Therapeutics, Inc. from January 2018 to June 2018. Prior to that, Mr. Dobmeier held positions of increasing responsibility at Seattle Genetics, Inc. (NASDAQ: SGEN), a publicly traded biotechnology company, from 2002 to December 2017, including as Chief Operating Officer from June 2011 to December 2017. Previously, Mr. Dobmeier was an attorney with the law firms of Venture Law Group and Heller Ehrman LLP, where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Since May 2024, Mr. Dobmeier has served as a venture partner at Samsara Biocapital, and since July 2024, as a member of the board of directors of Janux Therapeutics, Inc. (NASDAQ: JANX), a publicly traded biotechnology company. Mr. Dobmeier also currently serves on the board of several other private biotechnology companies. Mr. Dobmeier previously served on the boards of directors of Atara Biotherapeutics (NASDAQ: ATRA) from 2015 to 2024, Adaptive Biotechnologies Corp (NASDAQ: ADPT) from 2016 to 2021, Stemline Therapeutics, Inc. (NASDAQ: STML) from 2012 to 2018 and Versartis (NASDAQ: VSAR) from 2017 to 2018, each a publicly traded biopharmaceutical company. He received his A.B. in History from Princeton University and his J.D. from the University of California, Berkeley School of Law. We believe Mr. Dobmeier is qualified to serve as a member of our Board because of his legal, business development and operating experience, senior management experience at public biotechnology companies and his service as a director of other biopharmaceutical companies.
Joanne Waldstreicher, M.D., 65, has served as a member of our Board since December 2022. From December 2012 to April 2023, Dr. Waldstreicher served as Chief Medical Officer at Johnson & Johnson (NYSE: JNJ), where she held various roles since 2002, including Chief Medical Officer & Head, Asia Pacific Medical Science at Janssen Pharmaceutical Companies of Johnson & Johnson from 2011 to 2012 and Senior Vice President, Head, Global Drug Development from 2007 to 2009. Prior to joining Johnson & Johnson, Dr. Waldstreicher oversaw endocrinology and metabolism clinical research at Merck Research Laboratories. Dr. Waldstreicher currently serves on the board of directors of Beckton Dickson & Co. (NYSE: BDX), a global medical technology company. Dr. Waldstreicher also currently serves as a faculty affiliate of the Division of Medical Ethics, Department of Population Health at New York University School of Medicine. Dr. Waldstreicher also serves as an independent consultant to Galapagos Pharmaceuticals and as an independent advisor to i-Cubed, a group affiliated with Duke Clinical Research. Dr. Waldstreicher received her B.A. in Chemistry at City University of New York, Brooklyn College, and her M.D. at Harvard Medical School. We believe Dr. Waldstreicher is qualified to serve on our Board based on her extensive experience as a pharmaceutical executive with significant expertise in clinical development, drug development strategy and regulatory affairs.
THE BOARD RECOMMENDS A
VOTE IN FAVOR OF THE BOARD’S NOMINEES FOR DIRECTOR.

Class III Directors Continuing in Office Until the 2026 Annual General Meeting
Ted W. Love, M.D., 66, has served as a member of our Board since August 2023. Dr. Love previously served as President and Chief Executive Officer of Global Blood Therapeutics, Inc., a former publicly-traded biopharmaceutical company focused on hematology, from June 2014 to October 2022, prior to its acquisition by Pfizer Inc. Prior to serving at Global Blood Therapeutics, Dr. Love served as Executive Vice President, Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc., from February 2010 to August 2012. Prior to Onyx, from 2001 to January 2009, Dr. Love served as President, Chief Executive Officer and Chairman of Nuvelo, Inc. Prior to that, he served as Senior Vice President, Development, at Theravance, Inc. from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s Product Development Committee. Dr. Love served as a consultant in medicine in the Department of Cardiology at the Massachusetts General Hospital. Dr. Love currently serves on the board of directors of Gilead Sciences, Inc. (NASDAQ: GILD) and Royalty Pharma plc (NASDAQ: RPRX), each a biopharma company. Within the past five years Dr. Love previously served on the board of directors of Seagen, Inc. from 2020 to 2023, Amicus Therapeutics, Inc. from 2012 to 2020, Global Blood Therapeutics, Inc. from 2013 to 2022 and Portola Pharmaceuticals, Inc. from 2019 to 2020 (prior to its acquisition by Alexion Pharmaceuticals, Inc.). Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. He completed a residency in internal medicine and a fellowship in cardiology at the Massachusetts General Hospital. We believe that Dr. Love is qualified to serve on our Board because of his extensive leadership and management experience in the biopharmaceutical industry, in addition to his prior experience as a practicing physician.
Raymond Stevens, Ph.D., 61, has served as our co-founder and Chief Executive Officer since May 2019 and as a member of our Board since February 2019. Previously, Dr. Stevens founded the Bridge Institute at the University of Southern California, where he served as Founding Director and Professor from July 2014 to May 2019, and since then as Professor Emeritus. Prior to founding the Bridge Institute, Dr. Stevens founded the iHuman Institute at ShanghaiTech University (“iHuman Institute”), in January 2012, where he has since served as Founding Director and Adjunct Professor. Prior to founding the iHuman Institute, Dr. Stevens served as Professor, Department of Integrative Structural and Computational Biology and Chemistry at The Scripps Research Institute from June 1999 to July 2014. Previously, Dr. Stevens also founded and served on the board of directors of Receptos Inc., which was acquired by Celgene, a subsidiary of Bristol-Myers Squibb, and founded Syrxx, Inc., which was acquired by Takeda Pharmaceutical Company Limited. Dr. Stevens also currently serves as a member of the board of directors and as a member of the audit and science and technology committees of Danaher Corporation (NYSE: DHR). Dr. Stevens completed a post-doctoral fellowship in Chemistry at Harvard University. Dr. Stevens received his B.A. in Chemistry from the University of Southern Maine, and his Ph.D. in Organic Chemistry from the University of Southern California. We believe that Dr. Stevens is qualified to serve on our Board based on his extensive experience in the field of structure-based drug discovery and as a director of public and private companies. As our Chief Executive Officer, Dr. Stevens also provides invaluable insight to our management’s perspective in the Board’s discussions regarding our company’s business and strategic plans.
Daniel G. Welch, 67, has served as Chairman of our Board since January 2022. Mr. Welch served as an Executive Partner of Sofinnova Ventures, a venture capital firm from January 2015 to February 2018. Prior to serving at Sofinnova, Mr. Welch served as Chief Executive Officer and President of InterMune, Inc., a biotechnology company, from September 2003 until its acquisition by Roche Holdings AG (OTCMKTS: RHHBY) in September 2014. Mr. Welch also served as Chairman of InterMune from May 2008 to September 2014. Prior to serving at InterMune, Mr. Welch served as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc., a pharmaceutical company that was acquired by Gilead Sciences, Inc. (Nasdaq: GILD), from 2002 to 2003. Prior to serving at Triangle Pharmaceuticals, Mr. Welch served as President of Biopharmaceuticals at Elan Corporation (TYO: 6099) from 2000 to 2002. Prior to serving at Elan, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi S.A. (Nasdaq: SNY), from 1987 to 2000, including as Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch currently serves on the boards of directors of Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE) and Prothena Corporation plc (Nasdaq: PRTA). Mr. Welch also previously served as an advidsor to Pacira Biosciences, Inc. (NASDAQ: PCRX) until April 2025 and on the board of directors of Nuvation Bio, Inc. (NYSE: NUVB) from June 2020 to June 2024. Mr. Welch received his B.B.A. in Marketing from the University of Miami and his M.B.A. from the University of North Carolina. We believe that Mr. Welch is qualified to serve on our Board based on his operational and strategic expertise in the global pharmaceutical market, his experience serving on the board of directors of publicly traded pharmaceutical companies and his extensive experience in leading companies from clinical-stage drug development to large-scale global commercialization.
Class I Directors Continuing in Office Until the 2027 Annual General Meeting
Angus C. Russell, 69, has served as a member of our Board since August 2024. He served as Chief Executive Officer of Shire plc (SHPG), a biopharmaceutical company, from June 2008 to April 2013, and as Chief Financial Officer of Shire from 1999 to 2008, and a member of its board of directors from 1999 to 2013. Prior to joining Shire, Mr. Russell served as Vice President of Corporate Finance at AstraZeneca plc (AZN). Mr. Russell has served on the board of directors of Lineage Cell Therapeutics, Inc. (LCTX) since December 2014. Mr. Russell previously served as a director and Chairman of the board of directors of Revance Therapeutics, Inc. from March 2014 until its acquisition by Crown Laboratories in February 2025, on the board of directors of Questcor Pharmaceuticals, Inc. (QCOR) from 2013 until it was acquired by Mallinckrodt plc (MNK) in 2014, InterMune, Inc. (ITMN) from 2011 until its acquisition by Roche in 2014, Mallinckrodt from 2014 to 2022 and Therapeutics MD, Inc. from 2015 to 2022. Mr. Russell is a Chartered Accountant and holds an honorary Doctor of Business Administration from Coventry University, U.K.
Sharon Tetlow, 65, has served as a member of our Board since March 2022. Since January 2016, Ms. Tetlow has served as Managing Partner of Potrero Hill Advisors, an advisory firm providing strategic and operational financial support to life sciences companies. Ms. Tetlow currently serves on the board of directors and on the audit committee of Cessation Therapeutics, Inc., a private biopharmaceutical company focused on anti-opioid therapeutics. Additionally, Ms. Tetlow has served on the board of directors of CXT Discovery, a non-profit biotech company, since September 2024. Ms. Tetlow previously served on the boards of directors of DICE Therapeutics, Inc. (NASDAQ: DICE) from 2020 until its purchase by Eli Lilly and Company in 2023, Catalyst Biosciences, Inc. (NASDAQ: CBIO) from 2020 until its reverse merger in 2022, Valneva SE (NASDAQ: VALN, EPA: VLA) from 2020 to 2023 and Altamont Pharma Acquisition Corp. (NASDAQ: ALTP) from 2021 to 2022. Ms. Tetlow received her B.S. in Psychology from the University of Delaware and her M.B.A. from Stanford University. We believe that Ms. Tetlow is qualified to serve as a member of our Board because of her expertise in corporate finance and strategy in the biotechnology and pharmaceutical industries and her public company board experience.
Information Regarding the Board of Directors and Corporate Governance
Director Nomination Process and Qualifications
In accordance with Company’s memorandum and articles of association, the Board is responsible for appointing directors to the Board, either to fill a vacancy or as an addition to the existing Board. The Nominating Committee is responsible for identifying, reviewing, evaluating, recommending and communicating with candidates qualified to become Board members or nominees for directors to the Board, in accordance with the Nominating Committee’s charter and consistent with the criteria listed below.
The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members, as well as the committees of the Board on which they may serve. The Board considers recommendations for nominees from the Nominating Committee. The Board will consider the minimum general criteria below and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements.
In considering candidates recommended by the Nominating Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s shareholders.
Nominations by Securityholders
The Nominating Committee will consider director candidates recommended by the Company’s security holders. The Nominating Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company securityholder.
For nominations of potential candidates made other than by the Board, the securityholder or other person making such nomination must comply with the Company’s Memorandum and Articles of Association and the Company’s Policy Regarding Securityholder Recommendations of Director Nominees (as posted in the “Corporate Governance” section of our website located at www.structuretx.com), including, without limitation, submission of the information or other materials required with respect to proposed nominees under such documents and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate.
Securityholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Nominating Committee c/o Structure Therapeutics Inc., 601 Gateway Boulevard, Suite 900, South San Francisco, CA 94080. Such director nominations will be presented to the Board for its consideration. Securityholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Shareholder Proposals for the 2026 Annual General Meeting of Shareholders”.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee of the Board (the “Compensation Committee”) are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.
Our Nominating Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Mr. Dobmeier, Dr. Love, Mr. Russell, Ms. Tetlow, Dr. Waldstreicher and Mr. Welch are “independent” in accordance with applicable Nasdaq listing standards applicable to boards of directors in general and Ramy Farid, Ph.D., who resigned from the Board in June 2024, was “independent” during the period each served on the Board during 2024. In addition, our Board has affirmatively determined that Ms. Tetlow, Mr. Dobmeier, Mr. Russell and Dr. Farid (during the period he served on the Board), are, or in the case of Dr. Farid, was, “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that Dr. Love, Mr. Dobmeier and Mr. Welch are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular.
In assessing directors’ independence, our Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. For Dr. Farid, the Board considered that during 2024, Dr. Farid was employed by Schrödinger, Inc. (“Schrödinger”), an organization that did business with the Company. The amount received by the Company or such other organization in each of the last three fiscal years did not exceed the greater of $200,000 or 5% of either our or Schrödinger’s consolidated gross revenues.

Board Leadership Structure
Our Board maintains the flexibility to determine whether the roles of Chair of the Board (the “Chair”) and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
At this time, our Board is led by Mr. Welch, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its shareholders for Mr. Welch to continue to serve as Chair. Mr. Welch possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Welch’s responsibility is to ensure that our Board functions properly and to work with our Chief Executive Officer to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Welch provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our shareholders.
Board’s Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.
Full Board
•
Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk

•
General strategic and commercial risks

•
M&A transactions, including execution and integration, and the M&A competitive landscape

•
Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee
•
Oversee and coordinate with the Company’s internal and external auditors

•
Accounting, controls and financial disclosure

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Privacy, cybersecurity, and information technology risks, including our information security framework, threat assessment, response readiness and training efforts

•
Tax and liquidity management

Compensation Committee	• Compensation structure and programs • CEO succession planning • Recruitment and retention of talent • Workplace culture • Workplace health, safety and well-being
Nominating and Corporate Governance Committee	• Governance structures and processes • Board organization, independence and structure • Board succession and effectiveness • Oversee the Company’s ESG initiatives
Research and Development (R&D) Committee	• R&D activities • Risks associated with clinical development of product candidates • Intellectual property strategy and protection
Board and Committee Self Assessments
On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.
Board and Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. In 2024, the Board held seven meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, the Research and Development Committee held one meeting, and the Nominating Committee held no meetings, but discussed nominating and corporate governance matters at periodic Board meetings, and acted by written consent throughout 2024. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).
Although we do not have a formal policy regarding attendance by Board members at annual general meetings of shareholders, we encourage our directors to attend such meetings. Five directors attended our 2024 Annual General Meeting.
Information Regarding Committees of the Board of Directors
Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research & Development Committee — each of which operates under a charter that has been approved by our Board. The Board approved the formation of the Research & Development Committee in March 2024. Current copies of our committee’s charters are posted on the “Corporate Governance” section of our website located at www.structuretx.com.
The following table provides membership and meeting information for fiscal year 2024 for each of the committees of the Board then in effect:

Name	Audit	Compensation	Nominating and Corporate Governance	Research & Development
Eric Dobmeier	X	X
Ramy Farid, Ph.D.(1)	X
Ted W. Love, M.D.(2)(6)		X*		X
Angus C. Russell(3)	X
Raymond Stevens, Ph.D.(4)				X
Sharon Tetlow	X*		X
Joanne Waldstreicher, M.D.(5)			X	X*
Daniel Welch		X	X*
Total Meetings in 2024	4	4	0 (7)	1

*
Committee Chairperson

(1)
Dr. Farid ceased to serve on our Board and each committee thereof upon the expiration of his term at our 2024 annual general meeting.

(2)
Dr. Love was appointed to the Audit Committee in June 2024.

(3)
Mr. Russell was appointed to the Audit Committee in August 2024.

(4)
Dr. Stevens was appointed to the Research and Development Committee in March 2024.

(5)
Dr. Waldstreicher was appointed to the Research and Development Committee in March 2024.

(6)
Dr. Love was appointed to the Research and Development Committee in March 2024.

(7)
The Nominating Committee discussed nominating and corporate governance matters at periodic Board meetings, and acted by written consent throughout 2024.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, with the exception of Dr. Stevens’ membership on the Research & Development Committee, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

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reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•
reviewing with management and our independent auditors any earnings announcements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics; and

•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented.

The current members of the Audit Committee are Ms. Tetlow, Mr. Dobmeier and Mr. Russell, with Ms. Tetlow serving as the chair. Our Board has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. Our Board has determined that Ms. Tetlow qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2024 with management of the Company and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Sharon Tetlow, Chair
Eric Dobmeier
Angus C. Russell
Compensation Committee
Our Compensation Committee currently consists of Dr. Love, Mr. Dobmeier and Mr. Welch, with Dr. Love serving as the chair. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:
•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers, other members of senior management (in the Compensation Committee’s discretion), and non-employee directors;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers, other members of senior management (in the Compensation Committee’s discretion), and non-employee directors, and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee directors;

•
administering our equity incentive plans;

•
establishing policies with respect to equity compensation arrangements;

•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us; and

•
reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers.

Compensation Committee Responsibilities
The Compensation Committee, or the Board upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, any executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of Aon’s Talent Solutions Practice, a division of Aon plc (“Aon”), including analyses of executive compensation paid at other companies identified by the consultant. The Compensation Committee or the Board, upon recommendation from the Compensation Committee, also reviews and approves any peer group of companies used to inform the Company’s evaluation of compensation for its employees and directors; reviews and makes recommendations with respect to non-employee director compensation.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets whenever its members deem a meeting necessary or appropriate, and typically at least quarterly. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Aon, the Company’s compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of our company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of our company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2024 executive and director compensation levels. The 2024 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Aon reports to the Compensation Committee. The Compensation Committee has assessed the independence of Aon according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.
Aon’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th and 75th percentiles of compensation paid to executives and directors within our compensation peer group. We believe that generally referencing the 50th and 75th percentiles within our peer group in setting salary, bonus, and equity compensation in setting equity compensation for our executives, appropriately reflects our position and performance within our peer group. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.
Delegation Authority
Under its charter, the Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to non-executive employees within certain parameters. In June 2023, the Compensation Committee approved the formation of an equity grant committee, currently composed of Raymond Stevens Ph.D., our Chief Executive Officer, and Jun Yoon, our Chief Financial Officer, acting together or separately, to which authority has been delegated to grant share option awards and restricted stock units to non-executive employees under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), subject to certain specified limitations and oversight by our

Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of share option awards and restricted stock units to non-executive employees, particularly new employees, within specified guidelines and limits approved by our Compensation Committee. As part of its oversight function, our Compensation Committee periodically reviews the list of grants made by the equity grant committee. During the year ended December 31, 2024, the equity grant committee exercised its delegated authority to grant share option awards covering a total of 1,616,724 ordinary shares to non-executive employees.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former officer or employee of the Company. None of our executive officers currently serves, or has served during 2024, on the board of directors or compensation committee of any other company that has one or more executive officers serving on our Board or on our Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Mr. Welch, Ms. Tetlow and Dr. Waldstreicher, with Mr. Welch serving as the chair. Our Board has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:
•
identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

•
determining the minimum qualifications for service on our Board;

•
evaluating director performance on the Board and applicable committees of the board and determining whether continued service on our Board is appropriate;

•
oversee succession planning for the Board and key leadership roles on the Board and its committees;

•
evaluating, nominating and recommending individuals for membership on our Board;

•
evaluating nominations by shareholders of candidates for election to our Board;

•
considering and assessing the independence of members of our Board;

•
developing a set of corporate governance policies and principles, and periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•
considering questions of possible conflicts of interest of directors as such questions arise; and

•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and its charter.

Research & Development Committee
Our Research & Development Committee was formed in March 2024, and currently consists of Dr. Waldstreicher, Dr. Love and Dr. Stevens, with Dr. Waldstreicher serving as the chair. The Research & Development Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:
•
Reviewing and providing advice for the Company’s research and development (“R&D”) programs on behalf of the Board;

•
Providing advice to the Board regarding the strategic direction of the Company’s R&D activities;

•
Identifying and discussing significant emerging trends and issues in science and technology and considering the potential impact of such on the Company’s R&D; and

•
Providing advice to the Company’s management and to the Board in connection with the allocation, deployment, utilization of, and allocation of resources in the Company’s R&D.

Committee Charters and Corporate Governance Guidelines
Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at www.structuretx.com.
Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the independent directors presides at the executive sessions.
Board’s Oversight of Strategy
Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating our key market opportunities, product development, clinical trials, partnering opportunities and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.
Cybersecurity and Data Privacy Oversight
Our Board addresses our cybersecurity risk management as part of its general oversight function. Our Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our cybersecurity risk assessment and management processes are implemented and maintained by certain Company management, including our Senior Director of Internal Controls and SOX Compliance and our Director of IT Security and Compliance. Our cybersecurity incident response policy includes reporting to the Audit Committee for certain cybersecurity incidents. The Audit Committee receives periodic reports from our cybersecurity function concerning our significant cybersecurity threats and risk and the processes we have implemented to address them. The Audit Committee also has access to various reports, summaries or presentations related to cybersecurity threats, risk and mitigation and our cybersecurity incident response policy includes reporting to the Audit Committee for certain cybersecurity incidents.
Management and Board ESG Oversight
Our executive leadership team, comprised of our CEO, CFO, and executives from across the company, oversee our efforts to integrate sustainability and corporate responsibility into our strategic planning, risk management, and reporting. Day-to-day responsibility for our ESG program resides with a cross-functional representation of leaders headed by our Nominating Committee who meet regularly to review progress and provide recommendations to the executive team.
At the Board level, the Board as a whole and through the Nominating Committee, oversees sustainability and corporate responsibility.
Other Board committees also conduct detailed reviews on key ESG topics; for example, our Compensation Committee oversees the Company’s talent, culture, compensation structure and compensation programs and our Audit Committee assists the Board in monitoring cybersecurity risk.

Securityholder Communications with the Board
Our Board has adopted a formal process by which securityholders may communicate with the Board or any of its directors. Securityholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or such director c/o Structure Therapeutics Inc. 601 Gateway Blvd., Suite 900, South San Francisco, CA, 94080, Attn: Secretary. Our Secretary will review each communication, and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is posted in the “Corporate Governance” section of our website located at www.structuretx.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On May 30, 2023, the Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023, in place of PricewaterhouseCoopers LLP (“PwC”). On May 31, 2023, PwC was informed that they were dismissed. The decision to change our accounting firm was authorized by the Audit Committee.
PwC’s audit report on our financial statements for the year ended December 31, 2022 and EY’s audit reports on our financial statements for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the interim period in which PwC was the independent registered public account firm appointed to audit our financial statement, from January 1, 2023 through May 31, 2023: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the following material weaknesses in our internal control over financial reporting which existed during the fiscal year ending December 31, 2023 and the subsequent interim period through June 30, 2023, as disclosed in Part II, Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2023 and Part I, Item 4 of our Quarterly Reports on Form 10-Q, and any amendments thereto, for the quarters ended March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024, and June 30, 2024: (a) we did not design and maintain an effective control environment commensurate with our financial reporting requirements; (b) we did not design and maintain effective controls to ensure adequate segregation of duties within its financial reporting function; and (c) we did not design and maintain effective controls over certain information technology general controls for information systems that are relevant to the preparation of our financial statements.
On May 30, 2023, the Audit Committee approved the engagement of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023. On May 31, 2023, EY was appointed as our independent registered public accounting firm, effective subsequent to the communication of PwC’s dismissal. During the interim period from January 1, 2023 through May 31, 2023, neither we nor anyone acting on our behalf consulted with EY regarding: (i) the applicable of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
PwC’s letter to the SEC stating its agreement with the statements in the three foregoing paragraphs was filed as an exhibit to our Current Report on Form 8-K dated June 5, 2023.
Neither our memorandum and articles of association nor other governing documents or law require shareholder ratification of the appointment of EY as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of EY to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our shareholders. Representatives of EY are expected to be present at the Annual General Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Principal Accountant Fees and Services
The following table shows the aggregate fees for services provided by EY for the fiscal years ended December 31, 2024 and December 31, 2023. PwC was dismissed as our independent registered public accounting firm effective May 31, 2023, and EY has served as our independent registered public accounting firm since May 31, 2023.
	Fiscal Year Ended
	2024	2023
	(in thousands)
Audit Fees(1)	$2,160	$1,513
Tax Fees(2)	214	—
Total Fees	$2,374	$1,513

(1)
“Audit Fees” consist of fees billed in connection with the audit of our consolidated financial statements, review of interim consolidated financial statements, assistance with registration statements filed with the SEC and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)
“Tax Fees” consist of tax advisory services performed by EY.

All fees incurred subsequent to our IPO in February 2023 were pre-approved by our Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by EY is compatible with maintaining the principal accountant’s independence.
THE BOARD RECOMMENDS A
VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers (as defined below) as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. In considering their vote, we urge shareholders to review the information on our compensation policies and decisions regarding the Named Executive Officers (as defined below) presented in the Executive Compensation section.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future compensation decisions for our Named Executive Officers. If shareholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 4, we expect that we will conduct our next say-on-pay vote at the 2026 annual general meeting of shareholders.
We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified Named Executive Officers.
The text of the resolution in respect of Proposal 3 is as follows:
“RESOLVED, as an advisory, non-binding vote, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion, is hereby approved.”
THE BOARD RECOMMENDS A
VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders are also entitled to vote on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future shareholder advisory votes to approve the compensation of our Named Executive Officers (as defined below).
After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our company at this time. Therefore, the Board recommends that you vote for a “1 Year” frequency for the say-on-pay vote.
Although the Board recommends a say-on-pay vote be held every year, you may vote one of four choices for this Proposal 4 on the proxy card: “1 Year”, “2 Years”, “3 Years”, or “Abstain.”
THE BOARD RECOMMENDS A
VOTE FOR “1 YEAR” FOR PROPOSAL 4.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	12,597,324	6.36	14,097,422(2)
Equity compensation plans not approved by security holders	—	—	—
Total	12,597,324	6.36	14,097,422

(1)
Includes the following equity compensation plans: 2019 Equity Incentive Plan (the “2019 Plan”), 2023 Plan and 2023 Employee Share Purchase Plan (the “ESPP”). The 2023 Plan supersedes the 2019 Plan.

(2)
Includes 10,722,817 Ordinary Shares (an equivalent of 3,574,272 ADSs) reserved for future issuance under our 2023 Plan, 1,050,657 Ordinary Shares (an equivalent of 350,219 ADSs) reserved for issuance upon the conversion of RSUs, and 2,323,948 Ordinary Shares (an equivalent of 774,649 ADSs) reserved for future purchase under our ESPP. The number of Ordinary Shares reserved for issuance under our 2023 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2033, by 4% of the total number of Ordinary Shares outstanding on December 31 of the preceding calendar year, or a lesser number of Ordinary Shares determined by our Board. Pursuant to this provision, we added 6,874,398 Ordinary Shares (an equivalent of 2,291,466 ADSs) that are available for issuance under the 2023 Plan on January 1, 2025, which is not reflected in the table above. The number of Ordinary Shares reserved for issuance under our ESPP automatically increases on January 1 of each year, continuing through and including January 1, 2033, by the lesser of  (i) 1% of the total number of Ordinary Shares outstanding on December 31 of the preceding calendar year; and (ii) 3,000,000 Ordinary Shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). Pursuant to this provision, we added 1,718,600 Ordinary Shares (an equivalent of 572,867 ADSs) that are available for issuance under the ESPP on January 1, 2025, which is not reflected in the table above.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the date of this proxy statement.
Name	Age	Position(s)
Raymond Stevens, Ph.D.	61	Chief Executive Officer
Jun Yoon	47	Chief Financial Officer
Xichen Lin, Ph.D.	51	Chief Scientific Officer
Yingli Ma, Ph.D.	51	Chief Technology Officer
Blai Coll, M.D., Ph.D.	51	Chief Medical Officer
Ashley Hall, J.D.	52	Chief Development Officer
Raymond Stevens, Ph.D.’s biographical information is set forth under “Proposal 1: Election of Directors”.
Jun Yoon has served as our Chief Financial Officer since May 2022, as our co-founder and Chief Operating Officer from February 2019 to May 2022 and as a member of our Board from February 2019 until the closing of our IPO in February 2023. Prior to joining our company, Mr. Yoon served as Vice President, Corporate Development at Cellerant Therapeutics, Inc., a biotechnology company developing immunotherapies for hematologic malignancies and other blood-related disorders, from May 2010 to January 2016. Prior to joining Cellerant Therapeutics, Mr. Yoon served as Senior Director, Licensing & Business Development at VIA Pharmaceuticals, Inc., a biotechnology company focused on the treatment of cardiovascular disease, from August 2004 to March 2010. Previously, Mr. Yoon worked in Business Development for Sagres Discovery until its acquisition by Chiron Corporation in 2004 and for Syrrx, Inc., prior to its acquisition by Takeda Pharmaceutical Company Limited, from July 2000 to October 2002. Mr. Yoon previously served as director of the GPCR Consortium, a public-private global collaboration advancing GPCR research. Mr. Yoon received his B.A. in Molecular Cell Biology from the University of California, Berkeley.
Xichen Lin, Ph.D. has served as our Chief Scientific Officer since July 2019. Prior to joining our company, Dr. Lin served as Head of External Innovation, Asia Pacific at Novo Nordisk from May 2016 to July 2019. Prior to joining Novo Nordisk A/S, Dr. Lin served as Operation Partner at C-Bridge Capital, a biotechnology investment firm, from December 2015 to May 2016. Prior to serving at C-Bridge Capital, Dr. Lin held various scientific and strategy roles at GlaxoSmithKline (“GSK”), from July 2002 to December 2015, including Head of GSK’s Global Neuroinflammation Discovery Performance Unit. Dr. Lin received his B.S. in Chemistry from Peking University, and his Ph.D. in Organic Chemistry from The Pennsylvania State University.
Yingli Ma, Ph.D. has served as our Chief Technology Officer since August 2022. Previously, Dr. Ma served as General Manager and President of Basecamp Bio Inc., our wholly-owned subsidiary, from May 2021 to August 2022. Prior to joining Basecamp Bio, Dr. Ma served as General Manager of Amgen Biopharmaceutical R&D (Shanghai), the R&D site of Amgen, Inc. (Nasdaq: AMGN) in Shanghai from June 2020 to May 2021. Previously, Dr. Ma served in various roles at Amgen, including Executive Director, Structural Biology and China Research Shanghai Platforms from January 2020 to May 2021, and Director, Head of Discovery Modalities from July 2018 to December 2019, and Principal Scientist, Structural Biology and Protein Expression from June 2014 to July 2018. Prior to serving at Amgen, Dr. Ma was Senior Scientist and Principal Scientist, Structural Chemistry Lead at GSK from April 2009 to May 2014. Dr. Ma completed her post-doctoral fellowship in Molecular Biology at Rockefeller University. Dr. Ma received her B.S. in Clinical Medicine from China Medical University, and her Ph.D. in Biochemistry and Molecular Biophysics from the University of Pennsylvania.
Blai Coll, M.D., Ph.D. has served as our Chief Medical Officer since September 2024. Dr. Coll most recently served as our Vice President of Endocrine and Metabolism Clinical Development beginning in May 2022 through September 2024. Prior to joining the Company, Dr. Coll served in various roles at Amgen Inc. from August 2016 to May 2022, including as Cardiovascular and Metabolic Platform Lead, Medical Affairs from June 2020 to May 2022, and Medical Lead for Repatha® from November 2018 to June 2020, leading lifecycle management of Repatha including late-stage clinical studies and extension studies in more than 6,000 patients. Before joining Amgen, Dr. Coll served as Medical Director at AbbVie Inc., leading the late-stage atrasentan clinical program for chronic kidney disease, including a Phase 3 multinational outcomes study. Dr. Coll earned his medical degree from Universitat Autonoma de Barcelona School of Medicine and a Ph.D. from Universitat Rovira i Virgili.
Ashley Hall, J.D. has served as our Chief Development Officer since September 2024. Ms. Hall most recently served as Chief Development Officer of Reneo Pharmaceuticals, a public pharmaceutical company, from October 2021 to September 2024. Prior to joining Reneo Pharmaceuticals, Ms. Hall was the Chief Development Officer of Esperion Therapeutics, Inc., a public pharmaceutical company, from August 2019 to August 2021. Prior to that, she served as Esperion’s Senior Vice President of Global Regulatory Affairs and Policy from January 2018 to August 2019 and as its Vice President of Global Regulatory Affairs and Policy from August 2015 to January 2018. In those roles, she was responsible for the conduct of five pivotal low density lipoprotein cholesterol (LDL-C) lowering trials in over 4,000 patients and a large cardiovascular outcomes trial (CVOT). Ms. Hall was previously at Amgen, where she led the global regulatory strategy and marketing applications for Repatha in 11 countries and regions, including the United States, Japan and the European Union. Prior to Amgen, Ms. Hall served as the Vice President of Regulatory Affairs at Micromet, Inc. (acquired by Amgen), and held prior leadership roles at RevoGenex Inc., MedImmune, LLC (acquired by AstraZeneca) and Abraxis BioScience. Ms. Hall earned a J.D. at the University of San Diego, School of Law and a B.S. in Biochemistry and Cell Biology at the University of California San Diego.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION
Overview
This overview describes the key elements of our executive compensation program and compensation decisions for our Named Executive Officers (“Named Executive Officers”) for fiscal year 2024. This narrative is intended to be read in conjunction with the compensation tables that are included in and immediately follow this section, which provide additional compensation information for our Named Executive Officers. Because we were a “smaller reporting company,” as defined under Rule 405 of the Securities Act, in 2024, we are eligible for certain exemptions from various reporting requirements that are applicable to other public companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. However, the Compensation Committee is providing additional information necessary to help our shareholders understand how we compensate, motivate and retain our executive officers. Accordingly, this overview includes supplemental narratives that describe our executive compensation decisions for fiscal year 2024.
Our 2024 Named Executive Officers are:
Name	Title
Raymond Stevens, Ph.D.	Chief Executive Officer and Director
Xichen Lin, Ph.D.	Chief Scientific Officer
Blai Coll, M.D., Ph.D.	Chief Medical Officer
Shareholder Advisory Vote
At the Annual General Meeting, we will conduct a non-binding shareholder advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). We value the opinions of our shareholders, and the Compensation Committee and the Board expect to consider the outcome of this vote when making future compensation decisions for the Named Executive Officers.
Structure Therapeutics
We are a clinical stage global biopharmaceutical company developing novel oral small molecule therapeutics to treat a wide range of chronic diseases with unmet medical need. Our differentiated technology platform leverages both structure-based drug discovery and our expertise in computational chemistry to discover and develop small molecule therapeutics against G-protein coupled receptors (“GPCRs”). These important receptors regulate numerous and diverse physiological and pathological processes. In fact, approximately one in every three marketed medicines targets GPCR-associated pathways for the treatment of various metabolic, cardiovascular and pulmonary disorders. By leveraging our world-class GPCR know-how, we are designing differentiated small molecule therapies to overcome the limitations of biologics and peptide therapies that target this family of receptors.
2024 Business and Financial Highlights
2024 was a year of significant progress for us. Performance highlights for 2024 include:
•
We released aleniglipron Phase 2a data and advanced it into Phase 2b and Phase 2 studies in the fourth quarter of 2024;

•
We continued to advance a broad pipeline of oral small molecule candidates for obesity and metabolic diseases, including the selection of our lead oral small molecule amylin agonist, ACCG-2671;

•
We made significant changes to our leadership in preparation for our next stage of development, including promoting Dr. Coll to Chief Medical Officer and appointing Ms. Hall as Chief Development Officer, effective as of September 18, 2024; and

•
We completed a $547.4 million financing in June 2024 and ended the year in a solid financial position with $883.5 million in cash, cash equivalents and short-term investments to continue developing novel oral small molecule therapeutics.

Overview of 2024 Pay Outcomes
We seek to attract, reward and retain our NEOs with competitive compensation packages that directly align pay with performance. The caliber of our performance in the areas of research, clinical and regulatory milestones determines the degree to which NEOs earn bonuses. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective. With respect to compensation decisions for 2024, the Compensation Committee considered how our incentives provided appropriate levels of compensation considering our performance and growth stage. Key decisions include:
•
Base Salary — Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted to realign salaries with market levels of compensation paid by our peer companies and after considering individual responsibilities and performance.

•
Annual Performance-Based Bonuses — Our annual performance-based bonus opportunity is a variable cash incentive program that is intended to motivate and reward our executives for the achievement of key strategic goals of the Company. 2024 annual bonuses were paid to our Chief Executive Officer at 95% of target, and to other Named Executive Officers in the range of 96.5% to 98.5% of target as a result of strong achievement of corporate goals based on pre-established research, clinical, regulatory, strategic and other corporate milestones and, for the Named Executive Officers other than the Chief Executive Officer, individual goals.

•
Long-Term Equity Incentives — Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our top executive talent and promoting an ownership culture at the Company. Equity awards to Named Executive Officers were delivered as a mix of time-vesting share options, and new for 2024, restricted share units (“RSUs”) and performance-based restricted share units (“PSUs”). Long-term equity incentives are typically granted when an executive officer joins the Company, on an annual basis thereafter, or when the executive is promoted. In granting the long-term equity awards to our Named Executive Officers, we considered the strong success of the Company’s continued clinical development and the Named Executive Officer’s leadership of the company. The Board-approved target mix of the annual equity awards granted to Dr. Stevens and Dr. Lin in March 2024 was 50% share options, 25% RSUs and 25% PSUs.

We will continue to review our compensation practices in the context of our growth and performance as a public company and will consider the input of our shareholders with respect to such programs and practices.
Compensation Philosophy and Objectives
In designing our executive compensation program, the Compensation Committee is guided by the following philosophy and objectives:
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Deliver competitive compensation at levels that attract, motivate and retain talented executives who contribute to the success of our business;

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Award compensation that motivates and rewards short- and long-term individual and company performance while discouraging excessive risk-taking; and

•
Align our Named Executive Officers’ interests with those of our shareholders.

In line with our pay for performance philosophy, we structured a significant portion of our Named Executive Officers’ 2024 compensation to be variable, at-risk and tied directly to our measurable performance in the form of performance-based bonuses and long-term incentives that are dependent on the successful execution of our business strategy.
Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee, or the Board upon recommendation from the Compensation Committee, establishes the annual compensation, including salaries, bonuses and equity awards, for our Chief Executive

Officer and our executive officers. For executive officers other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations by the Chief Executive Officer. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluations of our other executive officers because of his direct knowledge of these individuals’ performance and contributions. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance and recommends to the Board any adjustments to his base salary or bonus, as well as awards to be granted. Our Chief Executive Officer does not participate in deliberations or decisions regarding his compensation.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. The Compensation Committee has the authority to establish the compensation mix it believes is appropriate for each executive officer, as well as any performance measures, goals, targets and business objectives that may be applicable with respect to any component of such compensation mix. The Compensation Committee determines the executive benefits and severance arrangements, if any, that we make available to executive officers.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and generally determines, subject to any Board approval the Committee requests, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis, typically early in each fiscal year; however, decisions may occur later in the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.
Role of Chief Executive Officer and Management
Our Chief Executive Officer provides the Compensation Committee with input and recommendations related to the compensation of our other executive officers. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee or the Board regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
Role of the Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and, pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Compensation Committee has exercised this authority to engage Aon as its independent compensation consultant and has worked with Aon to develop a compensation peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization and review other market practices and trends.
While the Compensation Committee took into consideration the review and recommendations of Aon, as well as the practices of our compensation peer group, when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence and reviewed Aon’s own self-evaluations of, and conclusions regarding, its independence. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that Aon is independent.

Peer Group
We use a peer group to provide a broad perspective on competitive pay levels and practices. The Compensation Committee, with the assistance of Aon, in November 2023 adopted a peer group consisting of similar companies with respect to sector, stage of development and market capitalization for use in connection with decisions about 2024 executive compensation. The peer group was ultimately chosen based on the following characteristics:
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Sector — public pre-commercial biotechnology/pharmaceuticals companies;

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Stage of Development — focus on Phase 2 clinical trial companies;

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Market Capitalization — with market capitalization of approximately 1/3x times to 3x times our market capitalization (resulting in a range of $800 million to $7 billion market capitalization);

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Size — with headcount under 3x times our then-current headcount (companies with under 200 employees); and

•
Years Public — became a public company in the last five years.

At the time, our market capitalization was approximately $2.3 billion and our headcount was 68 employees.
Based on the above market data, Aon compiled, and the Compensation Committee approved, the updated peer group of companies, and this group was used to make the relevant compensation assessments for 2024. The following companies were included in this peer group:
89bio, Inc. (NASDAQ: ETNB)	Karuna Therapeutics, Inc. (acquired by Bristol Myers Squibb)
Akero Therapeutics, Inc. (NASDAQ: AKRO)	Madrigal Pharmaceuticals, Inc. (NASDAQ: MDGL)
Arcus Biosciences, Inc. (NYSE: RCUS)	Morphic Holding, Inc. (acquired by Eli Lilly)
Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR)	Pliant Therapeutics, Inc. (NADSAQ: PLRX)
Biohaven Ltd. (NYSE: BHVN)	RAPT Therapeutics, Inc. (NASDAQ: RAPT)
Cerevel Therapeutics Holdings, Inc. (acquired by AbbVie)	Revolution Medicines, Inc. (NASDAQ: RVMD)
Crinetics Pharmaceuticals, Inc. (NASDAQ: CRNX)	Vaxcyte, Inc. (NASDAQ: PCVX)
Denali Therapeutics, Inc. (NASDAQ: DNLI)	Ventyx Biosciences, Inc. (NASDAQ: VTYX)
IDEAYA Biosciences, Inc. (NASDAQ: IDYA)
Overview of Compensation Program Governance
The Company assessed the effectiveness of the executive compensation program from time to time and reviewed risk mitigation and governance matters, which included the following best practices:
What We Do	What We Don’t Do
Pay for performance — structure a substantial portion of pay to be “at risk” and based on Company and individual performance	No excise tax or other gross ups on a change in control
Annual incentives are based on achievement of rigorous performance goals	No single trigger change in control benefits

What We Do	What We Don’t Do
Balance short-term and long-term pay opportunities, so we do not over-emphasize short-term performance at the expense of long-term goals	No guaranteed bonuses
Maintain an independent compensation committee that retains an independent compensation consultant	No retirement programs other than our 401(k) plan
Review peer group and peer pay regularly as a reference point	No hedging by our executive officers or directors
Have a compensation recovery policy in place	No pledging by our executive officers or directors
Base Salary
The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation. Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, considering such executive’s qualifications, experience, the scope of the executive’s responsibilities and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are thereafter reviewed annually and adjusted from time to time based on a range of factors, including: the individual executive’s position, performance, experience and qualifications; retention factors; salaries of the other members of our executive team; and market levels of compensation paid by our peer companies.
For 2024, our Compensation Committee approved increases to base salaries for our Named Executive Officers in each case based on performance and evaluation of the third-party market compensation data and recommendations from Aon, as necessary to be competitive with our peer group and based on the above-described considerations. The 2024 base salary increases became effective on March 1, 2024 for Dr. Stevens and Dr. Lin. Dr. Coll’s base salary as an executive officer was established by the Compensation Committee upon his promotion to the role of Chief Medical Officer in September 2024. The table below shows the base salary of each of our Named Executive Officers as of the end of the fiscal year.
Name	2024 Base Salary Rate	Percentage Increase from 2023 Base Salary
Raymond Stevens, Ph.D.	$640,090	5.8%
Xichen Lin, Ph.D.(1)	$481,345	10.8%
Blai Coll, M.D., Ph.D.(2)	$475,000	N/A

(1)
Dr. Lin’s base salary is paid in Chinese Yuan, as described in footnote 6 to the Summary Compensation Table. For reporting purposes, this payment was converted to U.S. dollars based on the average monthly exchange rate during 2024 of 7.192830515 RMB per U.S. dollar.

(2)
Effective September 17, 2024, the Company promoted Dr. Coll from Vice President of Clinical Development to Chief Medical Officer, and the Compensation Committee established his salary for his new role. No percentage increase is shown from 2023 Base Salary because prior to his promotion Dr. Coll was not an executive officer at the Company with salary established by the Compensation Committee.

Annual Performance-Based Bonus (Non-Equity Incentive Plan Compensation)
In addition to base salaries, our Named Executive Officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined corporate goals and individual goals and to reward our executives who significantly impact our corporate results.
The annual performance-based bonus each Named Executive Officer is eligible to receive is determined based on (i) the individual’s target bonus, as a percentage of base salary and (ii) achievement of corporate goals, and, in the case of the non-CEO Named Executive Officers, an individual component, as determined by the Compensation Committee and recommended to the Board for approval.
Annual corporate goals are established by the Compensation Committee, which consist of milestone goals that are building blocks to achieve key strategic goals of the Company. The Compensation Committee approves the metrics and weightings at the beginning of each fiscal year to reflect the Company’s priorities for the upcoming fiscal year. Some of the metrics also include stretch goals that may raise bonus payouts if met.
For 2024, the Compensation Committee recommended, and the Board approved, a mix of predefined corporate goals based on the achievement of specific research, clinical and regulatory milestones related to our clinical development programs, which were weighted at 67% of target, as well as corporate development and strategic objectives, which were weighted at 33% of target.
Performance Measure	Weighting
Research and development, clinical and regulatory goals, 75% of which are associated with GLP-1 program	67%
Corporate and Strategic Objectives	33%
Half of the target annual incentive weighting relate to developments associated with our GLP-1 program.
For 2024, some of the objectives contain additional predefined stretch goals that may further raise target bonus payouts by up to an additional 30% of target. In addition, our Compensation Committee and/or Board may consider other performance factors to provide for additional or reduced achievement.
The Compensation Committee capped the annual bonus payouts at 135% of target for 2024, which the Compensation Committee set at a level to incent achievement, but which is not set at too high a level as to encourage executives to take excessive risk. Each of the goals tied to the Company’s annual performance-based bonus program pertain to confidential Company development and business plans, the disclosure of which in any additional granularity would result in competitive harm to the Company. The Compensation Committee believed, at the time that it established the goals, that each of these goals would be challenging to achieve.
The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, percentage achievement of the respective corporate goals, including the stretch goals, and, if applicable, the percentage achievement of the respective individual goals.
Each of our Named Executive Officers who is employed through the end of the fiscal year was eligible to receive an annual performance bonus based on the achievement of the established goals. For 2024, the corporate performance goals were assigned a 100% weighting for Dr. Stevens and 90% weighting for the other Named Executive Officers, with the remaining 10% for the other Named Executive Officers assigned to individual performance goals.
After the end of the year, the Compensation Committee reviews our corporate performance against the pre-established performance goals and determines whether and to what extent the corporate goals were met, and whether there were any other extraordinary factors or additional corporate performance considerations in determining the amount of bonus earned for the year. The Compensation Committee then makes a recommendation on the corporate goals achievement to the Board, and the Board makes the final determination on the extent to which the corporate goals were achieved.
Similarly, after the end of the year, the Chief Executive Officer reviews the performance of the other executive officers and makes a recommendation to the Compensation Committee for the achievement of goals associated with the individual component of their annual performance bonus.
In January 2025, the Compensation Committee recommended, and our Board affirmed, that the 2024 corporate goals were achieved at 95% overall. In addition, the Compensation Committee assessed the individual performance of our executive officers based on the Chief Executive Officer’s review and recommended performance achievements between 100% and 130% based on their individual achievements. The Board subsequently approved the 2024 annual performance bonuses for each of our Named Executive Officers, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and as shown in the following table:

Name	2024 Target Bonus Percentage	2024 Target Bonus ($)(1)	2024 Bonus Payout ($)(2)	2024 Bonus Payout (% of target bonus)
Raymond Stevens, Ph.D.	55%	352,050	334,447	95%
Xichen Lin, Ph.D.(3)	40%	192,538	185,799	96.5%
Blai Coll, M.D., Ph.D.	40%	190,000	187,150	98.5%

(1)
Target bonus is determined as a percentage of a given Named Executive Officer’s base salary in effect at the end of the year.

(2)
Final payment amounts are determined based on the 95% achievement of the corporate goals for our Chief Executive Officer, and for our other Named Executive Officers, based on the 95% achievement of our corporate goals (weighted at 90%) and achievement of individual goals (weighted at 10%).

(3)
Dr. Lin’s annual performance bonus was paid in Chinese Yuan. For reporting purposes, this payment was converted to U.S. dollars based on the average monthly exchange rate during 2024 of 7.192830515 RMB per U.S. dollar.

Long-Term Equity Program
Our equity-based incentive awards are designed to align our interests and those of our shareholders with those of our employees, including our executive officers. Our Board or an authorized committee thereof is responsible for approving equity grants.
We have historically used share options and restricted share awards as an incentive for long-term compensation to our executive officers because options allow our executive officers to realize value from this form of equity compensation only if our share price increases, and restricted shares are complementary because they have upside potential but deliver some value even during periods of market or share price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company.
In 2024, we introduced grants of RSUs and PSUs to our equity grants. As the Company has evolved and grown, the Compensation Committee determined that it would be appropriate for the form of long-term incentives awarded to our employees to evolve to include performance-based equity. The metrics for the PSUs were tied to three equally weighted mission-critical 2024 corporate goals, including a goal related to patient enrollment in a clinical study, a strategic goal and a research and development goal.
Given the critical need to address these goals, the Compensation Committee adopted a 15-month performance period that runs from the March 15, 2024 grant of the PSUs until June 30, 2025. After the performance period ends on June 30, 2025, the Compensation Committee, in its sole discretion, will evaluate and certify whether and to what extent the three performance goals were met. To the extent that a performance goal is met by the end of the performance period, half of the PSUs associated with the specific goal will vest upon the Compensation Committee’s certification, and the remaining half of the PSUs will vest 18 months after the certification. The Compensation Committee believes that the overall 33-month PSU earning period encourages our Named Executive Officers to focus on long-term performance. The performance measures and vesting schedule is summarized in the chart below.
Performance Measure	Proportion of PSUs that can Vest after June 30, 2025 upon Compensation Committee’s Certification of Performance Achievement (%)	Proportion of PSUs That Could Vest 18 Months After Compensation Committee Certification (i.e., after December 30, 2026) if Performance is Achieved (%)
Goal related to patient enrollment in clinical study	16-2/3%	Additional 16-2/3% if goal was met
Strategic Partnership Goal	16-2/3%	Additional 16-2/3% if goal was met
Research & Development Goal	16-2/3%	Additional 16-2/3% if goal was met
For 2024, the Compensation Committee targeted the value for the long-term equity grants for Dr. Stevens and Dr. Lin at 50% share options, 25% RSUs and 25% PSUs. As a newly promoted employee, the equity allocations for Dr. Coll resulted in differing percentages. The following table summarizes the value recommended by our Compensation Committee and approved by our Board and the corresponding number of share option, RSU and PSU grants to our Named Executive Officers in 2024:

Name	Share Options (Value)	Share Options (# Ordinary Shares)	RSUs (Value)	RSUs (# Ordinary Shares)	PSUs (Value)	PSUs (# Ordinary Shares)
Raymond Stevens, Ph.D.	$3,850,000(1)	335,481	$1,925,000(1)	134,682	$1,925,000(1)	134,682
Xichen Lin, Ph.D.	$2,450,000(1)	213,486	$1,225,000(1)	85,707	$1,225,000(1)	85,707
Blai Coll, M.D., Ph.D.	$1,504,500(2)	144,000	$1,296,452(2)	102,600	$141,000(2)	12,000

(1)
The values of the Share Options, RSUs, and PSUs differ from the grant date fair value of these awards as reflected in the Summary Compensation Table that follows this narrative because of the accounting methodology used to report the equity values in the Summary Compensation Table, as required by SEC rules.

(2)
The values of the Share Options, RSUs, and PSUs match the grant date fair value of these awards as reflected in the Summary Compensation Table that follows this narrative.

The values shown in the table above for Dr. Stevens and Dr. Lin for the share options, RSUs and PSUs reflect the target values established by the Compensation Committee. For these awards, the number of ADSs underlying the option, RSU or PSU grants was determined by dividing the target value of the award by the grant date “fair value” of an ADS the Company uses for financial reporting purposes, rounding down to the nearest ADS; provided, however, that for purposes of calculating the grant date value, (for grant, not accounting, purposes) the grant date value was assumed to be the average closing price per ADS based on the thirty (30) trading day period ending on and including the seventh (7th) calendar day prior to the grant date. The number of ordinary shares underlying the option was determined by multiplying the number of ADSs underlying the option by three.
The values shown in the table above for Dr. Coll include the annual grants that he received in March 2024 before his promotion to Chief Medical Officer, and additional awards that were made in connection with his promotion to Chief Medical Officer in September 2024. Dr. Coll received the following awards in March 2024: (i) an RSU award of 12,000 ordinary shares (grant date value of $141,000), (ii) a share option to purchase approximately 33,000 ordinary shares of the Company (grant date value of $312,199), and (iii) a PSU award of 12,000 ordinary shares (grant date value of $141,000). Dr. Coll received the following awards in September 2024: (i) an RSU award of 90,600 ordinary shares (grant date value of $1,155,452), and (ii) a share option to purchase approximately 111,000 ordinary shares of the Company (grant date value of $1,192,301). For Dr. Coll’s promotion awards, the share option value represents the Black-Scholes valuation of his share option awards, and the underlying RSU value was based on the closing price of the ADSs on the grant date with each ADS representing three ordinary shares.
All of the annual share option grants made to our Named Executive Officers in 2024 vest over a four-year period, with one-quarter vesting on the one-year anniversary of the grant date, and the remainder vesting monthly over the remaining 36 months, subject to the Named Executive Officer’s continued service with us. All of the RSU grants made to our Named Executive Officers vest annually in equal increments over a four-year period subject to the Named Executive Officer’s continued service with us.
Equity awards granted to our Named Executive Officers may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail below under the subsection titled “— Potential Payments Upon Termination or Change in Control.”
2023 Performance-Based Share Option Termination
In February 2023, our Board approved granting share options representing 500,000 ordinary shares to Dr. Lin, subject to achievement of certain clinical milestones in the first year following grant. In January 2024, the Compensation Committee determined that the clinical milestones underlying Dr. Lin’s option had not been fully achieved and would not be achieved prior to the one-year anniversary of the grant date of such option and, as a result, approved the termination of the award.
Additional Compensation Policies and Practices
All of our Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees, including our Named Executive Officers, are able to defer eligible compensation up to certain Code limits. For 2024, we made safe-harbor matching contributions of 100% of each dollar contributed by eligible employees, up to 4% of an employee’s eligible compensation. We may also make discretionary contributions to the 401(k) plan.
Incentive Compensation Recoupment Policy
We have implemented an Incentive Compensation Recoupment Policy, a Dodd-Frank Act-compliant clawback policy, as required by SEC rules. Additionally as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended.
Insider Trading Policy
We have adopted an insider trading policy (our “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our Insider Trading Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our ADSs. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than share options and other compensatory equity awards issued by us), as well holding our ADSs in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan.
Employment Arrangements with our Named Executive Officers
Below are descriptions of our employment arrangements with our Named Executive Officers.
Raymond Stevens, Ph.D. and Blai Coll, M.D., Ph.D.   We entered into an executive employment agreement with Dr. Stevens in May 2019 and Dr. Coll in September 2024. Those agreements govern the current terms of each executive’s employment with us. The agreements have no specific term and provide for at-will employment. Pursuant to each agreement, the executive is entitled to an annual base salary and is eligible to receive an annual performance bonus with a target equal to a pre-determined percentage of his annual base salary, based on the achievement of certain corporate and individual objectives as determined by our Board.
Xichen Lin, Ph.D.   We entered into an employment contract with Dr. Lin in July 2022, which governs the current terms of his employment with us, and which term ends in July 2025, unless earlier terminated in accordance with its terms. Pursuant to the contract, Dr. Lin is entitled to an annual base salary and is eligible to receive a discretionary annual performance bonus based on the achievement of certain objectives as determined by our Board.
Potential Payments Upon Termination or Change in Control
Regardless of the manner in which a Named Executive Officer’s service terminates, each Named Executive Officer is entitled to receive amounts earned during his term of service, such as unpaid salary, as applicable.

Severance Plan
Our Board has adopted the Severance and Change in Control Plan (the “Severance Plan”) pursuant to which each of our Named Executive Officers may become eligible to receive benefits. Among other eligibility conditions, a participant must sign and return a Participation Agreement to be eligible for the Severance Plan. The Severance Plan provides for severance and/or change in control benefits to our Named Executive Officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below).
Upon a change in control termination, each of our Named Executive Officers is entitled to a lump sum payment equal to a portion of their base salary (18 months for Dr. Stevens and 12 months for Drs. Lin and Coll), a lump sum payment equal to 150% (for Dr. Stevens) or 100% (for Drs. Lin and Coll) of their annual target cash bonus, payment of COBRA premiums for a period of time (up to 18 months for Dr. Stevens and 12 months for Drs. Lin and Coll) and full accelerated vesting of outstanding time-vesting equity awards. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, performance will be deemed to be achieved at target, unless otherwise provided in individual award documents).
Upon a regular termination, each of Dr. Stevens, Dr. Lin and Dr. Coll is entitled to a lump sum payment equal to a portion of their base salary (12 months for Dr. Stevens and nine months for Drs. Lin and Coll), Dr. Stevens is entitled to a lump sum payment equal to 100% of his annual target cash bonus, and each is entitled to payment of COBRA premiums for a period of time (up to 12 months for Dr. Stevens and nine months for Drs. Lin and Coll) and accelerated vesting of outstanding time-vesting equity awards that would have vested within a specified number of months following termination (12 months for Dr. Stevens and six months for Drs. Lin and Coll). All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the company.
For purposes of the Severance Plan, a “regular termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in the Severance Plan, in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control”, as defined in the 2023 Plan. For purposes of the Severance Plan, a “change in control termination” is an involuntary termination without cause (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the specified change in control period.
Dr. Lin’s Employment Contract
Dr. Lin is subject to certain notice requirements pursuant to his employment contract. In the event of Dr. Lin’s resignation, Dr. Lin must provide at least 30 days’ written notice to the Company, which period may be waived by us if requested or if otherwise deemed necessary. We may terminate Dr. Lin’s employment contract on any ground and in any circumstance permitted by applicable law, and we will provide prior notice or pay in lieu of notice if and as required under applicable law.
Equity Award Terms
In addition to the treatment described above, our Named Executive Officers’ share awards are subject to the terms of our 2023 Plan and the 2019 Equity Incentive Plan (the “2019 Plan”), as applicable.
Under the 2023 Plan, unless otherwise provided in an individual share award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Board at the time of grant, in the event of a “corporate transaction,” if the surviving or acquiring corporation does not assume, continue or substitute for such share awards, then with respect to any such share awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such share awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such share awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such share awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the Board, the award will accelerate and be earned at the level of 100% of target performance. In the event a share award will terminate if not exercised prior to the effective time of a transaction, the Board may provide, in its sole discretion, that the holder may not exercise such share award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the share award over (ii) any exercise price payable by such holder in connection with such exercise. In the event of a “change in control,” awards granted under our 2023 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Under the 2019 Plan, in the event of a “corporate transaction,” unless otherwise provided in a share award agreement or other written agreement between us and the award holder, the Board may take one or more of the following actions with respect to such share awards: (i) arrange for the assumption, continuation or substitution of a share award by a surviving or acquiring corporation, or a parent or subsidiary thereof; (ii) arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation, or a parent or subsidiary thereof; (iii) accelerate the vesting, in whole or in part, of the share award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (v) cancel or arrange for the cancellation of the share award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for such cash consideration (including no consideration) as our Board, in its sole discretion, may consider appropriate; and (vi) make a payment equal to the excess, if any, of (a) the value of the property the participant would have received on exercise of the share award immediately before the effective time of the transaction, over (b) any exercise price payable by the participant in connection with the exercise. A share award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” as may be provided in an applicable share award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Named Executive Officers during the years ended December 31, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Raymond Stevens, Ph.D. Chief Executive Officer and Director(5)	2024	634,246	—	1,582,514	3,173,843	334,447	13,800	5,738,850
	2023	595,852	—	—	6,500,534	281,325	13,200	7,390,911
Xichen Lin, Ph.D. Chief Scientific Officer(6)	2024	476,542	—	1,007,057	2,019,700	185,799	1,668	3,690,766
Blai Coll, M.D., Ph.D. Chief Medical Officer(7)	2024	449,138	—	1,296,452	1,504,500	187,150	13,800	3,451,040

(1)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value of the PSUs are only recorded in our financial statements, if ever, when it is probable that the corresponding research or development milestone, patient enrollment in a clinical study goal, or strategic partnership goal will be achieved, and therefore are excluded from the “Share Awards” column. The maximum potential value of the PSUs on the grant date, assuming the highest level of performance achievement, is $1,582,514 for Dr. Stevens, $1,007,057 for Dr. Lin and $141,000 for Dr. Coll. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are included in Note 8, “Shareholders’ Equity” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these share awards and do not correspond to the actual economic value that may be received by the Named Executive Officers upon vesting of the share awards.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of the share options granted to the Named Executive Officers, as computed in accordance with FASB ASC Topic 718. Pursuant to FASB ASC Topic 718, the amounts shown exclude the impact of estimated forfeitures. Valuations of options were determined using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in Note 8, “Shareholders’ Equity” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. Our Named Executive Officers will only realize compensation from grants of share options to the extent the trading price of our ordinary shares is greater than the exercise price of such options.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual performance-based cash bonuses earned by the Named Executive Officers.

(4)
The amounts reported in the All Other Compensation column reflect amounts contributed as 401(k) matching contributions on behalf of Dr. Stevens and Dr. Coll, and reflect amounts paid for a bonus for Dr. Lin for contributing to receipt of a patent. The bonus for contributing to receipt of a patent is available to all employees of the Company on a non-discriminatory basis.

(5)
Dr. Stevens was a member of the Board in 2024 and 2023, but did not receive additional compensation in his capacity as a director.

(6)
Dr. Lin became a Named Executive Officer in 2024, and thus his compensation for the fiscal year ended December 31, 2023, is not reported here. Cash amounts for Dr. Lin were paid in Chinese Yuan. For reporting purposes, these amounts have been converted from Chinese Yuan to U.S. dollars in this table and throughout this Proxy Statement. Chinese Yuan were converted to U.S. dollars based on the average monthly exchange rate during 2024 of 7.192830515 RMB per U.S. dollar.

(7)
Dr. Coll became a Named Executive Officer in 2024, and thus his compensation for the fiscal year ended December 31, 2023, is not reported here.

Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2024.
		Option Awards(1)				Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Raymond Stevens, Ph.D.	1/22/2021(5)	477,525	11,241	0.48	1/21/2031			—	—
	2/2/2023(6)	733,308	866,692	5.00	2/1/2033			—	—
	3/15/2024(7)		335,481	11.75	3/14/2034			—	—
	3/15/2024(8)					134,682	1,217,525	—	—
	3/15/2024(9)							134,682	1,217,525
Xichen Lin, Ph.D.	9/11/2019	213,800		0.34	9/10/2029
	5/19/2020	148,000		0.48	5/18/2030			—	—
	9/23/2021(5)	81,234	18,766	1.21	9/22/2031			—	—
	3/15/2024(7)		213,486	11.75	3/14/2034
	3/15/2024(8)					85,707	774,791
	3/15/2024(9)							85,707	774,791

		Option Awards(1)				Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Blai Coll, M.D., Ph.D.	7/14/2022(10)	35,487	19,513	2.79	7/13/2032			—	—
	3/14/2023(11)	43,740	56,280	7.66	3/13/2033			—	—
	3/15/2024(7)		33,000	11.75	3/14/2034			—	—
	3/15/2024(8)					12,000	108,480	—	—
	3/15/2024(9)							12,000	108,480
	9/18/2024(12)		111,000	12.75				—	—
	9/18/2024(13)					90,600	819,024	—	—

(1)
Option awards listed with grant dates prior to February 2, 2023, were granted under our 2019 Plan. Option awards listed with grant dates on or after February 2, 2023, were granted under our 2023 Plan.

(2)
Options granted under our 2019 Plan and 2023 Plan were granted with a per share exercise price equal to the fair market value of our ordinary shares on the date of grant.

(3)
Based on the closing price of our ADSs on December 31, 2024 (the last trading day of 2024) of $27.12 per ADS. Because each ADS represents three ordinary shares of the Company, we calculated the market value of the ordinary shares based on $9.04 (which is $27.12 divided by three).

(4)
The numbers shown as Equity Incentive Plan Awards reflect, in accordance with SEC disclosure rules, the number of PSUs that would be attained based on achieving target performance goals.

(5)
The shares subject to the share option vest in 48 equal monthly installments, subject to continued service through each such vesting date.

(6)
One-fourth of the shares subject to the share option vest (or, if applicable, vested) on September 16, 2022, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(7)
One-fourth of the shares subject to the share option vest (or, if applicable, vested) on the one-year anniversary of March 1, 2024, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(8)
One-fourth of the shares subject to the RSU agreement vest (or, if applicable, vested) on each anniversary of March 1, 2024, subject to continued service through each vesting date.

(9)
The values shown as Equity Incentive Plan Awards reflect the number of PSUs that remain subject to performance-based vesting conditions as of December 31, 2024, which will be distributed if specified performance conditions are attained during the performance period that ends June 30, 2025. If the Compensation Committee certifies that a performance condition is met, half of the PSUs associated with that performance condition will vest upon certification, and the remaining half will vest 18 months after certification, subject to continued service.

(10)
One-fourth of the shares subject to the share option vest (or, if applicable, vested) on May 16, 2023, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(11)
One-fourth of the shares subject to the share option vest (or, if applicable, vested) on March 1, 2024, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(12)
One-fourth of the shares subject to the share option vest (or, if applicable, vested) on the one year anniversary of September 18, 2024, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(13)
One-fourth of the shares subject to the RSU agreement vest on each anniversary of September 18, 2024, subject to continued service through each vesting date.

Equity Granting Policy for Executive Officers
Equity grants made to the Chief Executive Officer or other Executive Officers must be approved by the Compensation Committee and may further be recommended to the Board for approval.
Timing of Grants
From time to time, the Company grants share options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date. The Company’s typical practice is to grant annual employee options in the first quarter of the year, on the 15th day of the month following the month in which the options are approved. Pursuant to the Company’s Equity Award Grant Policy, a committee consisting of the Company’s Chief Executive Officer and Chief Financial Officer is authorized to make option grants on preset dates to employees other than individuals designated as “officers” under Rule 16a-1 of the Securities Exchange Act of 1934 and any other senior executive as designated by the Compensation Committee. Also, non-employee directors receive automatic grants of initial and annual share option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s shareholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation” below. Option grants are made on the regular, predetermined grant dates pursuant to the Company’s Equity Award Grant Policy and the Non-Employee Director Compensation Policy regardless of whether there is any material nonpublic information (“MNPI”) about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K and presents information regarding share options issued to our Named Executive Officers in fiscal year 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC. Neither Dr. Stevens nor Dr. Lin received share option awards during these periods. The Company granted a share option award to Dr. Coll on September 18, 2024, which was one business day after the Company filed a Form 8-K disclosing Dr. Bach’s departure from the Company. The exercise price of Dr. Coll’s newly granted option, which was granted effective on the date of his promotion to Chief Medical Officer on September 18, 2024, and which was made pursuant to the Employment Terms specified in his Offer Letter dated September 12, 2024, was based on the closing price of the Company’s ADSs on the Nasdaq stock market on the date of grant.
Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)(1)	Grant Date Fair Value of the Award
Percentage Change in the
Closing Market Price of the
Securities Underlying the
Award Between the Trading
Day Immediately Prior to
the Disclosure of Material
Nonpublic Information and
the Trading Day Beginning
Immediately Following
Disclosure of Material
Nonpublic Information

Blai Coll, M.D., Ph.D.	9/18/2024	111,000	12.75	$1,192,301	(4.45%)

(1)
The option exercise price per share is equal to the fair market value per ordinary share on the grant date based on the trading price of the Company’s ADSs. Each ADS represents three ordinary shares of the Company.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation” beginning on page 29.

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO Named Executive Officers” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation” section above. Our Chief Executive Officer is our principal executive officer and is referred to as PEO in the headers to the following tables.
Year	Summary Compensation Table (“SCT”) Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average SCT Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on(4) TSR ($)	Net Income ($ Thousands)(5)
2024	5,738,850	1,735,001	3,570,903	2,932,362	104.31	(122,526)
2023	7,390,911	22,057,982	2,173,414	6,950,500	156.77	(89,620)

(1)
Raymond Stevens, Ph.D. was our PEO for each year presented. The individuals comprising the Non-PEO Named Executive Officers for each year presented are listed below.

2023	2024
Jun Yoon	Xichen Lin, Ph.D.
Mark Bach, M.D., Ph.D.	Blai Coll, M.D., Ph.D.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s Named Executive Officers. These amounts reflect the Summary Compensation Table Total with certain adjustments, as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the addition and subtraction of certain amounts for the PEO and the Non-PEO Named Executive Officers as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	SCT Total for PEO ($)	Deduct: Grant Date Fair Value of “Share Awards” and “Option Awards” Columns of the SCT for PEO ($)	Add: Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Add: Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Add: Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Compensation Actually Paid to PEO ($)
2024	5,738,850	4,756,357	4,515,732	(3,654,103)	(109,121)	1,735,001
2023	7,390,911	6,500,534	18,658,413	1,479,029	1,030,163	22,057,982

Year	Average SCT Total for Non-PEO NEOs ($)	Deduct: Average “Share Awards” and “Option Awards” Columns of the SCT for Non-PEO NEOs ($)	Add: Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO Named Executive Officers ($)	Add: Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO Named Executive Officers ($)	Add: Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	3,570,903	2,913,855	2,484,346	(190,944)	(18,088)	2,932,362
2023	2,173,414	1,523,563	4,373,060	1,302,579	625,010	6,950,500

(4)
Assumes $100 was invested in the Company for the period starting February 3, 2023, the date the Company’s ADSs began trading on the Nasdaq Global Market, through the end of the listed year. Historical performance is not necessarily indicative of future performance.

(5)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO Named Executive Officers and the Company’s cumulative TSR over the two most recently completed fiscal years.

Relationship Between PEO and Non-PEO Named Executive Officer Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO Named Executive Officers and our net income (loss) during the two most recently completed fiscal years.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION
The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board. In connection with this assessment, our Compensation Committee and Board evaluate our non-employee director pay as well as total non-employee director pay relative to our peers and the market. The Compensation Committee considers advice from the Compensation Committee’s independent consultant, Aon, in connection with this evaluation when appropriate. Our Board reviews the Compensation Committee’s recommendations and then determines the amount of director compensation. As described more fully below, non-employee director compensation includes equity to further align the longer-term interests of the individual directors with those of our shareholders.
Our Board adopted a non-employee director compensation policy in February 2023 that is applicable to all of our non-employee directors. The non-employee director compensation policy was amended effective March 15, 2024, and most recently, effective January 21, 2025, following reviews of the program with our independent compensation consultant. As in effect in 2024, our non-employee director compensation policy provided that each non-employee director receive the following compensation for service on our Board:
•
an annual cash retainer of $45,000 for eligible directors;

•
an additional cash retainer of $179,000 for service as non-executive chair of the Board;

•
effective March 15, 2024, an annual cash retainer of $10,000, $7,500, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee, Research & Development Committee and the Nominating Committee, respectively;

•
prior to March 15, 2024, an annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•
effective March 15, 2024, an additional annual cash retainer of $20,000, $15,000, $15,000 and $10,000 for service as chair of the Audit Committee, Compensation Committee, Research & Development Committee and the Nominating Committee, respectively;

•
prior to March 15, 2024, an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•
an initial share option to purchase 75,000 of our ordinary shares (equal to 25,000 ADSs) on the date of each such non-employee director’s appointment to our Board, vesting in 36 equal monthly installments; and

•
an annual share option to purchase 37,500 of our ordinary shares (equal to 12,500 ADSs) on the date of each of our annual general meeting of shareholders, vesting in 12 equal monthly installments (and will be fully vested on the day immediately preceding the next annual general meeting of shareholders, if sooner); provided, however, that for a director who was first elected or appointed to the Board on a date other than the date of the Company’s annual shareholder meeting, the director’s first Annual Grant upon the Company’s first annual shareholder meeting following such director’s first joining the Board will be pro-rated to reflect the time between the director’s election or appointment date and the date of such first annual shareholder meeting.

As in effect in January 2025, our non-employee director compensation policy was updated to provide that (i) the initial share option shall be for an aggregate value equal to $800,000, provided that such share option does not exceed 0.060% of the total number of ordinary shares of the Company outstanding on the date of grant; (ii) the annual share option shall be for an aggregate value equal to $400,000, provided that such share option does not exceed 0.030% of the total number of ordinary shares of the Company outstanding on the date of grant; and (iii) the number of ADSs underlying each initial and annual share option shall be determined by dividing the aggregate value of the share option by the grant date “fair value” of an ADS the Company uses for financial reporting purposes; provided, that for purposes of this calculation, the grant date fair market value shall be assumed to be the average closing price per ADS based on the 30 trading day period ending on and including the seventh calendar day prior to the applicable date of grant. The number of ordinary shares underlying each initial and annual grant shall be determined by multiplying the number of ADSs underlying the applicable share option by three.

Under our non-employee director compensation policy, if a director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer shown above is pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid for the first fiscal quarter in which the director provides the service, with the director receiving regular full quarterly payments thereafter.
The following table shows for the fiscal year ended December 31, 2024, certain information with respect to the compensation of our non-employee directors. Our Chief Executive Officer, Dr. Stevens, receives no compensation for his service as a director.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Eric Dobmeier	62,500	402,168	464,668
Ramy Farid, Ph.D.(3)	—	—	—
Ted W. Love, M.D.(4)	68,750	360,289	429,039
Angus C. Russell(5)	18,333	832,571	850,904
Sharon Tetlow	70,000	402,168	472,168
Joanne Waldstreicher, M.D.	62,500	402,168	464,668
Daniel G. Welch	241,500	402,168	643,668

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the share options granted to the non-employee director during the year ended December 31, 2024, as computed in accordance with FASB ASC Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. The assumptions used in calculating the grant date fair value of the share options reported in the Option Awards column are set forth in Note 8 to the audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the accounting cost for these share options and do not correspond to the actual economic value that may be received by the non-employee director from the options. DEach share option reported in the table was granted under our 2023 Plan. The term of each share option will be ten years, subject to earlier termination as provided in the 2023 Plan, provided that upon a termination of continuous service other than for death or “cause” (as such term is defined in the 2023 Plan), the post-termination exercise period will be 12 months from the date of termination. Each share option will vest subject to the director’s continuous service with us, provided that each share option will vest in full upon a change in control of the Company.

(2)
The table below sets forth the aggregate number of ordinary shares underlying outstanding share options held by each non-employee director as of December 31, 2024. None of our non-employee directors held other unvested share awards as of December 31, 2024:

Options Outstanding as of 12/31/2024
Eric Dobmeier	117,498
Ramy Farid, Ph.D.	—
Ted W. Love, M.D.	108,594
Angus C. Russell	75,000
Sharon Tetlow	117,498
Joanne Waldstreicher, M.D.	117,498
Daniel G. Welch	405,540

(3)
Dr. Farid did not stand for re-election at the 2024 Annual General Meeting, and his term expired at that meeting. Dr. Farid did not receive any compensation for his Board service in 2024.

(4)
In accordance with the Board-adopted non-employee director compensation policy, Dr. Love’s first annual grant was prorated to reflect the time between his August 2023 appointment date and the date of the first annual shareholder meeting following his first appointment to the Board.

(5)
Mr. Russell was appointed to the Board effective August 26, 2024. Mr. Russell was granted an initial share option to purchase 75,000 of the Company’s ordinary shares (equivalent to 25,000 ADSs) in connection with his appointment to the Board, which will vest in 36 equal monthly installments measured from the date of grant, subject to Mr. Russell’s continuous service as of each such date.

We also reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our Ordinary Shares as of April 17, 2025 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Ordinary Shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 172,610,249 Ordinary Shares outstanding on April 17, 2025, adjusted as required by rules promulgated by the SEC.
Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Equivalent Number of ADSs Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned (%)
5% Shareholders
Entities affiliated with FMR LLC(1)	23,586,870	7,862,209	13.7
Entities affiliated with Wellington Management Group LLP(2)	23,309,313	7,769,771	13.5
Entities affiliated with Janus Henderson Group plc(3)	12,479,664	4,159,888	7.2
Entities affiliated with Capital Research Global Investors(4)	10,591,350	3,530,450	6.1
Entities affiliated with Deep Track Capital, LP(5)	9,000,000	3,000,000	5.2
Named Executive Officers and Directors
Raymond Stevens, Ph.D.(6)	3,773,335	1,257,778	2.2
Xichen Lin, Ph.D.(7)	537,228	179,076	*
Blai Coll, M.D., Ph.D.(8)	115,860	38,620	*
Daniel Welch(9)	1,337,004	445,668	*
Eric Dobmeier(10)	98,805	32,935	*
Ted W. Love, M.D.(11)	76,623	25,541	*
Angus C. Russell(12)	18,750	6,250	*
Sharon Tetlow(13)	114,374	38,124	*
Joanne Waldstreicher, M.D.(14)	98,805	32,935	*
All executive officers and directors as a group (12 persons)(15)	9,917,747	3,305,915	5.6

*
Less than one percent

(1)
Consists of 23,586,870 Ordinary Shares underlying ADSs held by entities affiliated with FMR LLC (“FMR”) and indirectly held by Abigail P. Johnson. F-Prime Capital Partners Life Sciences Advisors Fund VI LP (FPCPLSA) is the general partner of F-Prime Capital Partners Life Sciences Fund VI LP. FPCPLSA is solely managed by Impresa Management LLC, the managing member of its general partner and its investment manager. Impresa Management LLC is owned, directly or indirectly, by various shareholders and employees of FMR LLC, including certain members of the Johnson family. FIMM, LLC is an indirect, wholly-owned subsidiary of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. The foregoing information was obtained from a Schedule 13G/A filed with the SEC on November 12, 2024.

(2)
Consists of 23,309,313 Ordinary Shares underlying ADSs beneficially owned by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, the “Wellington Entities”). The following investment advisers affiliated with Wellington Management Group LLP (the “Wellington Investment Advisers”) also beneficially own Ordinary Shares: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd. Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of the Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. The foregoing information was obtained from a Schedule 13G/A filed on November 8, 2024.
(3)
Consists of 12,479,664 Ordinary Shares underlying ADSs held by entities affiliated with Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each a “Janus Asset Manager” and collectively as the “Janus Asset Managers”). Due to the above ownership structure, holdings for the Janus Asset Managers are aggregated. Each Janus Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as the “Janus Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Janus Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 4,159,888 ADSs held by such Janus Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Janus Managed Portfolios and disclaims any ownership associated with such rights. The address for Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2025.

(4)
Consists of 10,591,350 Ordinary Shares underlying ADSs held by entities affiliated with Capital Research Global Investors (“CRGI”). CRGI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” CRGI is deemed to be the beneficial owner of 10,591,350 Ordinary Shares. The address for Capital Research is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071. This information is based on a Schedule 13G filed with the SEC on November 12, 2024.

(5)
Consists of 9,000,000 Ordinary Shares underlying ADSs held by entities affiliated with Deep Track Capital, LP (“Deep Track”). Deep Track, Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Biotech”), and David Kroin have shared voting power and shared dispositive power over the shares held by entities affiliated with Deep Track. David Kroin may be considered a control person for Deep Track. The address of Deep Track and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. This information is based on a Schedule 13G filed with the SEC on January 13, 2025.

(6)
Consists of (i) 508,664 Ordinary Shares held by Dr. Stevens, (ii) 171,174 Ordinary Shares underlying ADSs held by Dr. Stevens, (iii) 1,554,586 Ordinary Shares held by the Raymond Stevens and Vivian Urena-Stevens, as Co-Trustees of the Stevens 2001 Revocable Trust, dated March 28, 2001 (the “Stevens Trust”), (iv) 12,000 Ordinary Shares underlying ADSs held by the Stevens Trust, and (v) 1,526,911 Ordinary Shares underlying options that are exercisable by Dr. Stevens within 60 days of April 17, 2025. Dr. Stevens is the trustee of the Stevens Trust and shares voting and investment control with respect to such shares.

(7)
Consists of (i) 14,985 Ordinary Shares underlying ADSs held by Dr. Lin, and (ii) 522,243 Ordinary Shares underlying options that are exercisable by Dr. Lin within 60 days of April 17, 2025.

(8)
Consists of (i) 3,951 Ordinary Shares underlying ADSs held by Dr. Coll, (ii) 3,000 Ordinary Shares underlying ADSs held by Dr. Coll’s spouse, and (iii) 108,909 Ordinary Shares underlying options that are exercisable by Dr. Coll within 60 days of April 17, 2025.

(9)
Consists of (i) 123,508 Ordinary Shares held in the name of Marie D. Welch Family Trust dated June 7, 2021 (the “Welch Family Trust”), (ii) 205,500 Ordinary Shares underlying options held by the Andrew J. Welch 2020 Irrevocable GST Trust, dated July 1, 2020 (the “Andrew Welch Trust”) that are exercisable within 60 days of April 17, 2025, (iii) 205,500 Ordinary Shares underlying options held by the Michael D. Welch 2020 Irrevocable GST Trust, dated July 1, 2020 (the “Michael Welch Trust”) that are exercisable within 60 days of April 17, 2025 and (iv) 802,496 Ordinary Shares underlying options held by Mr. Welch directly that are exercisable within 60 days of April 17, 2025. Mr. Welch is the trustee of the Welch Family Trust, the Andrew Welch Trust and the Michael Welch Trust and shares voting and investment control with respect to such shares.

(10)
Consists of 98,805 Ordinary Shares underlying options that are exercisable by Mr. Dobmeier within 60 days of April 17, 2025.

(11)
Consists of 76,623 Ordinary Shares underlying options that are exercisable by Dr. Love within 60 days of April 17, 2025.

(12)
Consists of 18,750 Ordinary Shares underlying options that are exercisable by Mr. Russell within 60 days of April 17, 2025.

(13)
Consists of 114,374 Ordinary Shares underlying options that are exercisable by Ms. Tetlow within 60 days of April 17, 2025.

(14)
Consists of 98,805 Ordinary Shares underlying options that are exercisable by Dr. Waldstreicher within 60 days of April 17, 2025.

(15)
Consists of (i) the shares described in footnotes (6) through (14) above and (ii) 1,063,664 Ordinary Shares held by Mr. Yoon; (iii) 1,554,586 held by Un Sik Yoon and Hayung Yang Yoon, Trustees of The Yoon Family Trust, dated December 11, 2019 (the “Yoon Trust”); (iv) 15,270 Ordinary Shares underlying ADSs held by Mr. Yoon; (v) 677,497 Ordinary Shares underlying options that are exercisable by Mr. Yoon within 60 days of April 17, 2025; (vi)  7,356 Ordinary Shares underlying ADSs held by Dr. Ma; and (vii) 428,590 Ordinary Shares underlying options that are exercisable by Dr. Ma within 60 days of April 17, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
We adopted a related person transaction policy which sets forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. A “transaction” includes, but is not limited to, any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships. In reviewing and approving any such transactions, the Audit Committee will consider: the parties involved; the interests, direct or indirect, of any related person; the purpose of the transaction; all of the material facts of the proposed related person transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and whether the related person transaction complies with the terms of our agreements; whether the related person transaction may constitute a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002; and management’s recommendation with respect to the proposed related person transaction.
Certain Related Person Transactions
The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Non-employee Director Compensation.”
Agreements with Schrödinger, Inc.
Dr. Farid, a prior member of our Board who resigned in June 2024, is the President, Chief Executive Officer and a member of the board of directors of Schrödinger, which is one of the Company’s shareholders. During the years ended December 31, 2024 and 2023, the Company had existing collaboration agreements to use the results provided by Schrödinger’s software platform for its research purposes. During the years ended December 31, 2024 and 2023, the Company paid $3.2 million and $0.3 million to Schrödinger, respectively, and had $0.3 million and $0.5 payable balance to Schrödinger as of December 31, 2024 and 2024, respectively.
Lhotse Collaboration Agreement with Schrödinger
In October 2020, Lhotse Bio, Inc., our wholly-owned subsidiary (“Lhotse”), entered into a Collaboration Agreement (the “Lhotse-Schrödinger Agreement”) with Schrödinger to discover and develop novel, orally bioavailable, small molecule inhibitors of lysophosphatidic acid 1 receptor (“LPA1R”). Under the Lhotse-Schrödinger Agreement, Schrödinger is obligated to provide computational modeling and design support, including by using its technology platform to perform virtual screens, and Lhotse is obligated to provide day-to-day chemistry and biology support. Pursuant to the Lhotse-Schrödinger Agreement, a joint steering committee comprised of representatives from both parties oversees the research performed under the agreement. During the term of the Lhotse-Schrödinger Agreement and for a specified period thereafter while Lhotse is engaged in active development of any compound having activity against LPA1R that is discovered or developed under the Lhotse-Schrödinger Agreement, Schrödinger is obligated to work exclusively with Lhotse on the design, research, development and commercialization of compounds that inhibit LPA1R. Lhotse will solely own the research results, work product, inventions and other intellectual property generated under the Lhotse-Schrödinger Agreement that are directed to LPA1R.
Under the Lhotse-Schrödinger Agreement, Lhotse is obligated to pay Schrödinger a quarterly active program payment in the low six digits for each successive three-month period during which Schrödinger continues to perform research work as agreed by the parties, and as of December 31, 2024, the Company has paid to Schrödinger an aggregate of $0.8 million. If Lhotse develops and commercializes a product containing a compound (a “Lhotse Collaboration Compound”), that is discovered or developed under the Lhotse-Schrödinger Agreement (a “Lhotse Collaboration Product”), Lhotse is obligated to pay Schrödinger development and regulatory milestone payments of up to an aggregate of $17.0 million, regardless of the number of Lhotse Collaboration Products that reach such milestones. Lhotse will also be obligated to pay Schrödinger tiered royalties on a Lhotse Collaboration Product-by-Lhotse Collaboration Product basis equal to low single digit percentages on aggregate worldwide net sales of Lhotse Collaboration Products, subject to specified reductions and offsets. Lhotse’s obligation to pay royalties to Schrödinger will expire on a Lhotse Collaboration Product-by-Lhotse Collaboration Product and country-by-country basis on the later of (i) the expiration of the last-to-expire Lhotse patent claim covering the composition of matter of the Lhotse Collaboration Compound contained in such Lhotse Collaboration Product in such country, (ii) the expiration of regulatory, pediatric, orphan drug, or data exclusivity with respect to such Lhotse Collaboration Product in such country, and (iii) ten years after the first commercial sale of such Lhotse Collaboration Product in such country (the “Lhotse Royalty Term”).
Unless terminated earlier, the Lhotse-Schrödinger Agreement will continue for three years, subject to extension by mutual written agreement of the parties. Either party may terminate the Lhotse-Schrödinger Agreement for the other party’s uncured material breach, subject to certain notice and cure periods, or for the other party’s bankruptcy or insolvency. Lhotse’s obligation to make milestone and royalty payments (subject to the Lhotse Royalty Term) to Schrödinger continues after the expiration or termination of the Lhotse-Schrödinger Agreement. As of December 31, 2024, no milestone or royalty payments have been paid or accrued under this agreement.
Aconcagua Collaboration Agreement with Schrödinger
In November 2023, Aconcagua Bio, Inc., our wholly-owned subsidiary (“Aconcagua”), entered into a collaboration agreement (the “Aconcagua-Schrödinger Agreement”) with Schrödinger to discover and develop novel, small molecule modulators of a specific target. Under the Aconcagua-Schrödinger Agreement, Schrödinger is obligated to provide computational modeling and design support, including by using its technology platform to perform virtual screens, and Aconcagua is obligated to provide day-to-day chemistry and biology support. Pursuant to the Aconcagua-Schrödinger Agreement, a joint steering committee comprised of representatives from both parties oversees the research performed under the agreement.
During the term of the Aconcagua-Schrödinger Agreement or if longer, for a specified number of years after the effective date of the Aconcagua-Schrödinger Agreement, Schrödinger is obligated, subject to certain exceptions, to work exclusively with Aconcagua on the design, research, development and commercialization of compounds that inhibit the target. Aconcagua will solely own the research results, work product, inventions and other intellectual property generated under the Aconcagua-Schrödinger Agreement other than improvements to Schrödinger’s background intellectual property.
During the term of the Aconcagua-Schrödinger Agreement, Aconcagua is obligated to pay Schrödinger a monthly active program payment in the low six digits, which payment includes fees payable for certain Schrödinger software employed in the Collaboration, and as of December 31, 2024, the Company has paid to Schrödinger an aggregate of $3.3 million.
If Aconcagua develops and commercializes a product containing a compound (“Aconcagua Collaboration Compound”) that is discovered or developed under the Aconcagua-Schrödinger Agreement or a derivative thereof (“Aconcagua Collaboration Product”), Aconcagua is obligated to pay Schrödinger development, regulatory and commercialization milestone payments of up to an aggregate of $89.0 million for the first Aconcagua Collaboration Product to achieve a particular milestone event, regardless of the number of Aconcagua Collaboration Products that reach such milestones. Aconcagua will also be obligated to pay Schrödinger tiered royalties in the low single digit range on aggregate worldwide net sales of all Aconcagua Collaboration Products, subject to specified reductions and offsets. Aconcagua’s obligation to pay royalties to Schrödinger will expire on a Aconcagua Collaboration Product-by-Aconcagua Collaboration Product and country-by-country basis on the later of (i) the expiration of the last-to-expire Aconcagua owned patent claim covering the composition of matter of the Aconcagua Collaboration Compound contained in such Aconcagua Collaboration Product in such country and (ii) ten years after the first commercial sale of such Aconcagua Collaboration Product in such country (“Aconcagua Royalty Term”).
Unless terminated earlier, the Aconcagua-Schrödinger Agreement will continue for three years, subject to extension by mutual written agreement of the parties. Either party may terminate the Aconcagua-Schrödinger Agreement for convenience after a specified period or for the other party’s uncured material breach. Aconcagua’s obligation to make milestone and royalty payments (subject to the Aconcagua Royalty Term) to Schrödinger continues after the expiration or termination of the Aconcagua-Schrödinger Agreement, unless the Aconcagua-Schrödinger Agreement is terminated under specified circumstances. As of December 31, 2024, no milestone or royalty payments have been paid or accrued under this agreement.
BVF Share Exchange
In May 2023, we entered into an exchange agreement with BVF, who at the time of the transaction in the aggregate held more than 5% of our issued share capital, pursuant to which BVF delivered to us a total of 7,410,518 Ordinary Shares, in exchange for 7,410,518 newly designated non-voting Ordinary Shares (the “Exchange”). The Exchange did not result in any change in the aggregate number of outstanding Ordinary Shares as the exchange was implemented on a one-for-one basis.
Private Placement Transaction
In September 2023, we entered into a share purchase agreement (the “Purchase Agreement”) with certain institutional investors to sell and issue Ordinary Shares and newly designated non-voting Ordinary Shares at a purchase price of $12.49 per share (or the equivalent of $37.47 per ADS), for aggregate gross proceeds of approximately $300 million.
The table below sets forth the number of Ordinary Shares and non-voting Ordinary Shares issued to holders of greater than 5% of our issued share capital at the time of the transaction pursuant to the Purchase Agreement.
Name	Ordinary Shares (#)	Non-Voting Ordinary Shares (#)	Aggregate Purchase Price ($)
Greater than 5% shareholders
Entities affiliated with Avoro Capital Advisors LLC	1,601,280	—	19,999,987.20
Entities affiliated with FMR LLC	1,951,600	—	24,999,984.00
Entities affiliated with Wellington Management Group LLP	160,128	—	1,999,998.72
Entities affiliated with BVF Partners L.P.	—	2,401,920	29,999,980.80
As of December 31, 2023, all outstanding non-voting Ordinary Shares were converted into 9,812,438 Ordinary Shares.
Agreements with our Executive Officers and Directors
We have entered into employment agreements with our executive officers and director compensation agreements with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition and non-solicitation undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.
Indemnification
We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

OTHER INFORMATION FOR SHAREHOLDERS
Shareholder Proposals for the 2026 Annual General Meeting of Shareholders
The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings, however, we are required to hold an annual shareholder meeting every year in accordance with Nasdaq listing standards.
Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 annual general meeting of shareholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such shareholder proposals must be submitted in writing to the Secretary the Company no later than December 25, 2025, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our memorandum and articles of association, shareholders seeking to present a shareholder proposal or nomination at the Company’s 2026 annual general meeting of shareholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the Annual General Meeting, unless the date of the 2026 annual general meeting of shareholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the Annual General Meeting. For the Company’s 2026 annual general meeting of shareholders, this means that any such proposal or nomination must be submitted no earlier than February 23, 2026 and no later than March 25, 2026. If the date of the 2026 annual general meeting of shareholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the Annual General Meeting, the shareholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 annual general meeting of shareholders and not later than the close of business on the later of the 90th day prior to the 2026 annual general meeting of shareholders, or the 10th day following the day on which public announcement of the date of the 2026 annual general meeting of shareholders is first made by the Company. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board of Director’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Exchange Act. You are advised to review our Memorandum and Articles of Association and our Policy Regarding Securityholder Recommendations of Director Nominees, which contain additional requirements related to advance notice of shareholder proposals and director nominations.
Notices of any proposals or nominations for the Company’s 2026 annual general meeting of shareholders should be sent to the Secretary of the Company at Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or us. Direct your written request to Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900 South San Francisco, California 94080. You may also make a request by telephone by contacting 1-866-540-7095. Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.structuretx.com under “Investors & Media — Financials and Filings”. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders by contacting us by mail at Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080.
OTHER MATTERS
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.
By Order of the Board of Directors
/s/ Raymond Stevens

Raymond Stevens, Ph.D.
Chief Executive Officer
San Francisco, California
April 24, 2025

SCAN TOVIEW MATERIALS & VOTE STRUCTURE THERAPEUTICS INC. 601 GATEWAY BLVD., SUITE 900 SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GPCR2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 12:00 p.m. Eastern Time on June 20, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73904-P30344 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYSTRUCTURE THERAPEUTICS INC.The Board of Directors recommends you vote FOR the following proposals:1. Election of the nominees for Class II director named below to hold office until the 2028 annual general meeting of shareholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.Nominees: 1a. Eric Dobmeier1b. Joanne Waldstreicher, M.D.2. 3. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement.For Against Abstain The Board of Directors recommends you vote 1 YEAR for the following proposal: 4. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company's named executiveofficers. Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuation,postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V73905-P30344STRUCTURE THERAPEUTICS INC. ANNUAL GENERAL MEETING OF SHAREHOLDERSMONDAY, JUNE 23, 2025 at 12:00 p.m. Pacific TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe shareholder(s) hereby appoint(s) Raymond Stevens, Ph.D. and Jun Yoon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Structure Therapeutics Inc. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 12:00 p.m. Pacific Time, on Monday, June 23, 2025, at www.virtualshareholdermeeting.com/GPCR2025, and any adjournment or postponement thereof.This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual General Meeting of Shareholders or any continuation, postponement or adjournment thereof.Continued and to be signed on reverse side